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                                                       Exhibit 10.34



                               NET LEASE AGREEMENT

                              WILLOWS COMMERCE PARK

                 L & A KESSLER FAMILY PARTNERS ET AL. - LANDLORD

              TFS ELECTRONIC MANUFACTURING SERVICES, INC. - TENANT

                           DATED: NOVEMBER 19th, 2004

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                               NET LEASE AGREEMENT
                              WILLOWS COMMERCE PARK

                                    CONTENTS

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ARTICLE I. TERM OF LEASE............................................      1
     Section 1.1 Term of Lease......................................      1
     Section 1.2 Option to Renew....................................      1

ARTICLE II. BASIC RENT..............................................      3
     Section 2.1 Initial Gross Rent Period..........................      3
     Section 2.2 Basic Rent.........................................      3
     Section 2.3 Basic Rent Adjustment..............................      4
     Section 2.4 Additional Rent....................................      4
     Section 2.5 Delinquent Payments................................      4
     Section 2.6 Security Deposit - Letter of Credit................      5

ARTICLE III. USE OF PREMISES........................................      6
     Section 3.1 Permitted Use......................................      6
     Section 3.2 Preservation of Premises...........................      6
     Section 3.3 Acceptance of Premises.............................      7
     Section 3.4 Static Control Floor Tiles.........................      7
     Section 3.5 Refurbishment Allowance............................      9

ARTICLE IV. COMMON AREA CHARGES AND IMPOSITIONS.....................     10
     Section 4.1 Definitions........................................     10
     Section 4.2 Payment............................................     13
     Section 4.3 Common Area Maintenance............................     13
     Section 4.4 Parking............................................     14

ARTICLE V. INSURANCE................................................     14
     Section 5.1 Landlord's Property Insurance and Waiver
        of Subrogation..............................................     14
     Section 5.2 Liability Insurance Coverage.......................     15
     Section 5.3 Insurance Provisions...............................     15
     Section 5.4 Tenant's Property Insurance and Waiver
        of Subrogation..............................................     15
     Section 5.5 Other Insurance....................................     16
     Section 5.6 Blanket Insurance Coverage.........................     16

ARTICLE VI. UTILITIES...............................................     16
     Section 6.1 Payment of Utilities...............................     16
     Section 6.2 Interruption.......................................     17
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ARTICLE VII. REPAIRS................................................     17
     Section 7.1 Tenant's Repairs...................................     17
     Section 7.2 Landlord's Repairs.................................     18
     Section 7.3 Prohibition Against Waste..........................     19
     Section 7.4 Landlord's Right to Effect Repairs.................     19
     Section 7.5 Misuse or Neglect..................................     19

ARTICLE VIII. COMPLIANCE WITH LAWS AND ORDINANCES...................     19
     Section 8.1 Compliance with Laws and Ordinances................     19
     Section 8.2 Compliance with Permitted Encumbrances.............     20
     Section 8.3 Compliance with Hazardous Materials Laws...........     20
     Section 8.4 Indemnification....................................     21
     Section 8.5 Environmental Site Assessments.....................     22
     Section 8.6 Acts or Omissions Regarding Hazardous
         Materials..................................................     22
     Section 8.7 Survival...........................................     23

ARTICLE IX. MECHANIC'S LIENS AND OTHER LIENS........................     23
      Section 9.1 Freedom from Liens................................     23
      Section 9.2 Removal of Liens..................................     23

ARTICLE X. INTENT OF PARTIES........................................     24
      Section 10.1 Net Lease........................................     24

ARTICLE XI. DEFAULTS OF TENANT......................................     24
      Section 11.1 Event of Default.................................     24
      Section 11.2 Surrender of Premises............................     25
      Section 11.3 Reletting by Landlord............................     26
      Section 11.4 Non-Termination of Lease.........................     26
      Section 11.5 Termination of Lease.............................     26
      Section 11.6 No Waiver........................................     27
      Section 11.7 Remedies.........................................     27
      Section 11.8 Bankruptcy.......................................     28

ARTICLE XII. DESTRUCTION AND RESTORATION............................     28
      Section 12.1 Landlord's Repair Obligations....................     28
      Section 12.2 Other Damage.....................................     29
      Section 12.3 Rent Apportionment...............................     29
ARTICLE XIII. CONDEMNATION..........................................     30
      Section 13.1 General Rights Upon Condemnation.................     30
      Section 13.2 Award............................................     30
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ARTICLE XIV. ASSIGNMENT, SUBLETTING, ETC............................     31
      Section 14.1 Restriction on Transfer..........................     31
      Section 14.2 Restriction From Further Assignment..............     32
      Section 14.3 Tenant's Failure to Comply.......................     32
      Section 14.4 Sharing of Excess Rent...........................     33
      Section 14.5 Permitted Transfers..............................     33

ARTICLE XV. SUBORDINATION, NONDISTURBANCE, NOTICE TO MORTGAGEE
      AND ATTORNMENT................................................     34
      Section 15.1 Subordination by Tenant..........................     34
      Section 15.2 Landlord's Default...............................     34
      Section 15.3 Attornment.......................................     35

ARTICLE XVI. SIGNS..................................................     35
      Section 16.1 Tenant's Signs...................................     35

ARTICLE XVII. REPORTS BY TENANT.....................................     35
      Section 17.1 Annual Statements................................     35

ARTICLE XVIII. CHANGES AND ALTERATIONS..............................     36
      Section 18.1 Tenant's Changes and Alterations.................     36

 ARTICLE XIX. MISCELLANEOUS PROVISIONS..............................     36
      Section 19.1 Entry by Landlord................................     36
      Section 19.2 Exhibition of Premises...........................     37
      Section 19.3 Waiver...........................................     37
      Section 19.4 Indemnification..................................     37
      Section 19.5 Notices..........................................     38
      Section 19.6 Quiet Enjoyment..................................     38
      Section 19.7 Landlord's Continuing Obligations................     38
      Section 19.8 Estoppel.........................................     39
      Section 19.9 Rules and Regulations............................     40
      Section 19.10 Memorandum of Lease.............................     40
      Section 19.11 Severability....................................     40
      Section 19.12 Successors and Assigns..........................     40
      Section 19.13 Captions........................................     40
      Section 19.14 Relationship of Parties.........................     40
      Section 19.15 Entire Agreement................................     40
      Section 19.16 No Merger.......................................     40
      Section 19.17 Possession and Use..............................     41
      Section 19.18 No Surrender During Lease Term..................     41
      Section 19.19 Surrender of Premises...........................     41
      Section 19.20 Holding Over....................................     42
      Section 19.21 Approvals.......................................     42
      Section 19.22 Survival........................................     42
      Section 19.23 Attorney's Fees.................................     42
      Section 19.24 Landlord's Limited Liability....................     42
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Section 19.25 Broker..........................................     43
Section 19.26 Preparation of Lease; Governing Law.............     44
Section 19.27 Joint and Several Liability.....................     44
Section 19.28 Time Is of the Essence..........................     44
Section 19.29 Words and Phrases...............................     44
Section 19.30 Prior Agreements................................     44
Section 19.31 No Oral Amendments..............................     44
Section 19.32 Tenant Defined..................................     45
Section 19.33 AT&T Wireless Communications Equipment..........     45
Section 19.34 Personal Property...............................     45
Section 19.35 Effectiveness of Lease..........................     45

EXHIBITS:

      Exhibit A: Site Plan

      Exhibit A-1: Floor Plan

      Exhibit B: Legal Description and Permitted Encumbrances

      Exhibit C: Form of Subordination Agreement

      Exhibit D: Sign Standards

      Exhibit E: Rules and Regulations

      Exhibit F: Letter of Credit

      Exhibit G: Guaranty

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                               NET LEASE AGREEMENT

      This NET LEASE AGREEMENT ("Lease") is made as of the____________day of November, 2004, by and between L & A KESSLER FAMILY PARTNERS, L.P., a California limited partnership, MARILYN DREYFUSS, PHILLIP FRANCIS AND CURTIS BURR, AS TRUSTEES OF THE EDWARD S. AGENO 1992 REVOCABLE TRUST, and KAY ENTERPRISES, a California general partnership (collectively, "Landlord"), and TFS ELECTRONIC MANUFACTURING SERVICES, INC., a Delaware corporation ("Tenant").

                                      GRANT

      Landlord, for and in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Tenant, its successors and assigns, to be paid, kept, observed and performed, does hereby lease, rent, let and demise unto Tenant, and Tenant does hereby take and hire, upon and subject to the covenants, conditions and limitations hereinafter contained, the entirety of Building One (the "Building") located as shown and designated on the Site Plan attached hereto as EXHIBIT A (the "Site Plan") and containing approximately 135,286 square feet of rentable floor area as shown in the floor plan attached hereto as EXHIBIT A-1 (the "Premises"). The Premises are part of the property known as Willows Commerce Park (the "Park"), shown on the Site Plan and situated in the City of Redmond, County of King and State of Washington, described in EXHIBIT B attached hereto and made a part hereof, and Tenant is also hereby granted the non-exclusive license to use, in common with Landlord and other tenants of the Park and their respective officers, directors, licensees, permittees, and customers, all Common Areas (as hereinafter defined) of the Park and all rights appurtenant to the Premises as the same may exist from time to time, subject to the terms and conditions of this Lease.

                                   ARTICLE I.
                                  TERM OF LEASE

      SECTION 1.1 TERM OF LEASE. The initial term of this Lease shall be seven
(7) years and shall commence on the date of mutual execution of this Lease (the "Commencement Date"), and shall end at midnight on December 31, 2011. The initial term of the Lease, as set forth above, is sometimes hereinafter referred to as the "Initial Term." Any reference to the term of this Lease or similar reference shall be a reference to the Initial Term together with any renewal terms (if any) of this Lease or any extensions to or modifications of the Initial Term (sometimes collectively referred to herein as the "Term").

      SECTION 1.2 OPTION TO RENEW. Tenant shall have the right, subject to all provisions of this Section 1.2, to extend the term of this Lease for one (1) successive period of five (5) years commencing on the seventh (7th) anniversary of the Commencement Date and ending at midnight on the day prior to the twelfth
(12th) anniversary of the Commencement Date (the "Renewal Term"), provided that:

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      (a)   This Lease is in full force and effect and Tenant is not in default in the performance of any of the terms, covenants and conditions herein contained (after receipt of notice and expiration of any applicable cure period) at the time of exercise of the right of renewal or at the time set for commencement of the Renewal Term;

      (b) Tenant shall exercise its right to the Renewal Term provided herein, if at all, by notice to Landlord in writing of its election to exercise the right to renew the term of this Lease, at least twelve
            (12) months prior to the last day of the Initial Term; and

      (c) The Renewal Term shall be upon the same terms, covenants and conditions as provided in this Lease; provided, however, that the monthly Basic Rent shall be one hundred percent (100%) of the then "fair market rent" (defined below) for the Premises. For purposes of this Lease, "fair market rent" shall mean the rental rate per rentable square foot that willing, non-equity tenants are paying for comparable space in the Park and in comparable buildings in the Redmond area for leases having a five-year term, considering all relevant factors, including the Building improvements, fixtures and other property comprising the Premises or leased hereunder (including the Personalty), market rent escalation, and market rate allowances, concessions and commissions. Landlord shall advise Tenant in writing of Landlord's determination of fair market rent for the Premises not later than thirty (30) days after Tenant gives notice to Landlord that Tenant exercises its renewal right. Within thirty (30) days after notice of Landlord's determination of fair market rent, Tenant shall notify Landlord in writing whether or not Tenant accepts Landlord's determination of fair market rent. If Tenant disagrees with Landlord's determination of fair market rent, Tenant shall advise Landlord of Tenant's determination of fair market rent in the notice required pursuant to the preceding sentence. If Tenant fails to notify Landlord within such thirty-day period, then Landlord shall notify Tenant in writing that failure to provide Tenant's determination within ten (10) days after the notice shall mean that Tenant's notice exercising its renewal rights under this Section 1.2 shall be deemed null and void. If Tenant, within such ten-day period, provides Tenant's determination to Landlord then such determination shall be deemed to have been timely made. If Tenant does not accept Landlord's determination of fair market rent, and Tenant has given the notice required above, the parties shall promptly meet and attempt to resolve their differences. If the parties have not agreed on the fair market rent within ninety (90) days after Tenant has exercised its renewal right, then, unless otherwise agreed in writing by the parties, the parties shall submit the matter to arbitration in accordance with the terms described below. The last day of such ninety-day period shall be referred to in this Lease as the "Arbitration Commencement Date." The arbitration will be conducted by a single MAI real estate appraiser who has been active over the five-year period ending on the Arbitration Commencement Date in the appraisal of office and warehouse properties in the Redmond/Woodinville/Bothell area and has not worked for either party during that time, hi the event that the parties cannot agree

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            upon the appraiser, the appraiser will be appointed by the Seattle office of the American Arbitration Association upon the application of either party. Within thirty (30) days after the selection of the appraiser, the appraiser shall determine the fair market rent by selecting either the Landlord's or the Tenant's last determination of fair market rent, which determination may be modified by either party by notice to the other party given not later than ten (10) days after the Arbitration Commencement Date. The arbitrator may not select any other figure and shall have no power to modify the provisions of this Lease. The determination of the arbitrator will be final and binding upon Landlord and Tenant. The cost of the Arbitration will be shared equally by Landlord and Tenant.

                                   ARTICLE II.
                                   BASIC RENT

      SECTION 2.1 INITIAL GROSS RENT PERIOD. During the period from the Commencement Date through December 31, 2004 (the "Gross Rent Period"), Tenant shall pay to Landlord, without demand, setoff or deduction whatsoever, at the office of Landlord set forth in Section 2.2 below, the sum of $40,631.25 per month in advance. Landlord hereby agrees to grant Tenant a rent credit during the first two (2) months of the Gross Rent Period equal to $26,921.66 per month. Notwithstanding any other provision of this Lease to the contrary, including without limitation Article IV (Common Area Charges and Impositions), Tenant shall have no obligation during the Gross Rent Period to pay Common Area Costs and Taxes attributable to the Premises to the extent such charges are not greater than the costs for such items during the period of Tenant's occupancy of a portion of the Premises under that Sublease Agreement dated May 11, 2004 (the "Sublease") between SR Telecom Inc., as sublessor, and Tenant, as sublessee. During the Gross Rent Period, Tenant shall be responsible for any excess of such costs over the amounts for same during the Sublease term, together with all other sums and charges imposed on Tenant under this Lease that are not expressly covered by this Section 2.1. The parties acknowledge that the Sublease shall be terminated on or before the Commencement Date in connection with the Termination Agreement (defined in Section 19.35). On and after expiration of the Gross Rent Period, Tenant shall pay when due all sums and charges required to be paid by it under this Lease, including without limitation Common Area Costs and Taxes in accordance with the terms of this Lease.

      SECTION 2.2 BASIC RENT. In consideration of the leasing of the Premises under this Lease, Tenant covenants to pay Landlord, without previous demand therefor and without any right of setoff or deduction whatsoever (except as otherwise specifically permitted in this Lease), at the office of Landlord at:

           Willows Commerce Park
           c/o Kessler & Kessler
           1000 Marina Village Parkway, Suite 130
           Alameda, CA 94501

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or at such other place or account as Landlord may from time to time designate in writing, a base monthly rental in the amount of $92,500.00 payable monthly, in advance, commencing on January 1, 2005, and continuing on the first day of each month thereafter for the balance of the Term, subject to adjustment as provided in Section 2.3. The rent provided for in Sections 2.1 and 2.2 is hereinafter called the "Basic Rent." Basic Rent in the amount of $92,500 for the first full month after the Rent Commencement Date shall be paid to Landlord upon execution of this Lease. If the Term of this Lease does not commence on the first day of a calendar month or end on the last day of a calendar month, the installment of Basic Rent for the partial calendar month at the commencement or the termination of the term shall be prorated on the basis of the number of days of the term within such calendar month.

      SECTION 2.3 BASIC RENT ADJUSTMENT. Commencing on January 1, 2006 and effective on January 1 of each year thereafter during the Term of this Lease, the Basic Rent shall be increased by an amount equal to three percent (3%) of the Basic Rent applicable during the immediately preceding year. For example, the Basic Rent for the period of January 1, 2006 through December 31, 2006 shall be $95,275.00 per month ($92,500.00 x 1.03), and the Basic Rent for the period of January 1, 2007 through December 31, 2007 shall be $98,133.25 ($95,275.00 x
1.03).

      SECTION 2.4 ADDITIONAL RENT. All sums of money (other than Basic Rent) that Tenant is required to pay to Landlord or any third party under this Lease is referred to herein as "Additional Rent", including without limitation any imposition, insurance premium, utility charge, maintenance repair or replacement expense which Tenant is obligated hereunder to pay. In the event Tenant fails to pay any Additional Rent when due, Landlord may, but shall not be obligated to pay the same after first providing Tenant with ten (10) days written notice specifying the payment to be made, and in that event Tenant shall immediately reimburse Landlord therefor, and Tenant hereby agrees to indemnify, defend and save Landlord harmless from and against any claim, liability, expense, loss or damage arising from or related to Additional Rent and Tenant's failure to pay Additional Rent as required hereunder.

      SECTION 2.5 DELINQUENT PAYMENTS. All payments of Basic Rent and Additional Rent shall be payable without previous demand therefor and without any right of setoff or deduction whatsoever (except as specifically provided herein), and in case of nonpayment of any item of Additional Rent by Tenant when the same is due, Landlord shall have, in addition to all its other rights and remedies, all of the rights and remedies available to Landlord under the provisions of this Lease or by law in the case of nonpayment of Basic Rent. The performance and observance by Tenant of all the terms, covenants, conditions and agreements to be performed or observed by Tenant hereunder shall be performed and observed by Tenant at Tenant's sole cost and expense. Any installment of Basic Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid when due shall bear interest at an annual rate equal to twelve percent (12%) from the date when the same is due hereunder until the same shall be paid, but in no event in excess of the maximum lawful rate permitted to be charged by Landlord against Tenant. Said rate of interest is sometimes hereinafter referred to as the "Maximum Rate of Interest."

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      In addition, any installment of Basic Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid when due and which remain unpaid ten days thereafter shall be subject to a late payment fee of three percent (3%) of the unpaid amount, provided that such late fee shall not apply to the first instance of such late payment in any twelve
(12) month period.

      SECTION 2.6 SECURITY DEPOSIT - LETTER OF CREDIT.

      (a) Tenant shall deliver to Landlord the Letter of Credit described below, at Tenant's sole cost and expense, as security for Tenant's performance of all of Tenant's covenants and obligations under this Lease; provided, however, that neither the Letter of Credit nor any Letter of Credit Proceeds (as defined below) shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure of Landlord's damages upon Tenant's default. Landlord shall not be required to segregate the Letter of Credit Proceeds from its other funds and no interest shall accrue or be payable to Tenant with respect thereto. Landlord may (but shall not be required to) draw upon the Letter of Credit and use the proceeds therefrom (the "Letter of Credit Proceeds") or any portion thereof to cure any Event of Default under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of its obligations hereunder, it being understood that any use of the Letter of Credit Proceeds shall not constitute a bar or defense to any of Landlord's remedies set forth in this Lease, including without limitation, the right to terminate this Lease and recover damages. Landlord shall only be entitled to draw upon the Letter of Credit upon the occurrence of an Event of Default under this Lease or any other document executed in connection with this Lease. In the event Landlord draws upon the Letter of Credit and elects not to terminate the Lease, but to use the Letter of Credit Proceeds to cure such Event of Default, and upon written notice from Landlord to Tenant specifying the amount of the Letter of Credit Proceeds so utilized by Landlord and the particular purpose for which such amount was applied, Tenant shall immediately deliver to Landlord an amendment Letter of Credit or a replacement Letter of Credit in an amount equal to one hundred percent (100%) of the amount specified in subsection (b) below. Tenant's failure to deliver such replacement Letter of Credit to Landlord within five (5) business days of Landlord's notice shall constitute an Event of Default hereunder. If Tenant breaches any of its obligations set forth in this Section, such breach shall constitute an Event of Default hereunder without the requirement of any notice or cure period.

      (b) As used herein, Letter of Credit shall mean an unconditional, irrevocable sight draft letter of credit in the form attached hereto as EXHIBIT F or another form approved by Landlord (the "Letter of Credit") issued by Silicon Valley Bank or a major national bank reasonably satisfactory to Landlord (the "Bank"), naming Landlord as beneficiary, in an amount equal to Six Hundred Thousand and No/100 Dollars ($600,000.00). The Letter of Credit shall provide:
(i) that Landlord may make partial and multiple draws thereunder, up to the face amount thereof, (ii) that Landlord may draw upon the Letter of Credit up to the full amount thereof, as determined by Landlord, and the Bank will pay to Landlord the amount of such draw upon receipt by the Bank of a sight draft signed by Landlord certifying that an Event of Default has occurred; and (iii) that, in the event of Landlord's assignment or other transfer of its interest in this Lease, the Letter of Credit shall be freely transferable by Landlord, without charge and without recourse to Landlord, to the assignee or transferee of such interest in accordance with

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Bank's customary procedures. Tenant shall pay all fees and charges required in connection with any transfer of the Letter of Credit. Landlord must transfer the Letter of Credit to any transferee of Landlord's fee interest in the Premises. Notwithstanding the provisions of the Letter of Credit, Landlord will not make any draw(s) upon the Letter of Credit in an amount in excess of the sum that Landlord reasonably deems necessary to cure the Event of Default and/or to compensate Landlord for any damages Landlord incurs as a result of Tenant's failure to perform any of its obligations under this Lease, except that Landlord may draw the entire amount of the Letter of Credit in the event of termination of this Lease by reason of an Event of Default.

      (c) The Letter of Credit shall be maintained for the Term of this Lease; provided, however, that the amount of the Letter of Credit shall be reduced for any extended or renewal period of the Term in an amount equal to (i) $125,000 if no Event of Default shall have occurred more than once in any calendar year or three times in the aggregate during the Initial Term or (ii) $300,000 if subsection (i) does not apply. Tenant shall provide an amendment Letter of Credit or replacement Letter of Credit for such reduced amount prior to the expiration of the Initial Term.

                                  ARTICLE III.
                                 USE OF PREMISES

      SECTION 3.1 PERMITTED USE. The Premises including all buildings or other improvements hereafter erected upon the same shall be used for offices, warehouse, research and development, and light manufacturing or any other use permitted under applicable laws and any conditions, covenants or restrictions recorded against the Premises (the "Permitted Use"), and no other use. Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any law, statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same, or which would make void or voidable any insurance then in force with respect thereto or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Tenant, or which would cause structural injury to the improvements, or which would constitute a public or private nuisance or waste or would violate any Hazardous Materials Laws (as defined in Section 8.3), and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

      SECTION 3.2 PRESERVATION OF PREMISES. Tenant shall not use, suffer, or permit the Premises, or any portion thereof, to be used by Tenant, any of its employees or agents, any third party or the public in such manner as might reasonably tend to impair Landlord's title to the Premises, or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third persons, or of implied dedication of the Premises, or any portion thereof. Nothing in this Lease contained and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Premises.

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

      SECTION 3.3 ACCEPTANCE OF PREMISES. Tenant accepts the Premises in its "as is" condition as of the Commencement Date except for (i) Landlord's Work (defined below) and (ii) Landlord's obligations expressly contained elsewhere in this Lease. On or before January 1, 2005, subject to delays due to force majeure and other causes beyond Landlord's control and delays caused by Tenant, Landlord, at Landlord's expense shall substantially complete the following work ("Landlord's Work"): (a) put the Premises in good order, condition and repair, with the core building systems (meaning the roof, structure, HVAC, plumbing and basic electrical systems for the Building) in good working order (and Landlord will warrant the core building systems shall remain in good working order for a period of three (3) months after the Commencement Date so long as Tenant maintains such systems to the extent required by this Lease), (b) clean the static control floor and carpet in the Premises, (c) patch holes in the wall at the loading dock with plywood and paint such plywood, (d) patch conveyor-system openings in the warehouse walls with drywall and paint such drywall, (e) remove rooftop antennas that are no longer in use, (f) supply Tenant with sufficient matching ceiling tiles for Tenant to replace the ceiling tiles that are damaged or missing as of the date of this Lease, (g) supply Tenant with sufficient lamps and bulbs for Tenant to replace such lamps and bulbs that are burned out as of the date of this Lease, and (h) repair and/or replace all existing moisture-damaged or loose static control floor tiles (and any other such tiles that need to be replaced) in the Building, which are estimated to number approximately 250-350 tiles. The core building systems referenced in subsection
(a) above does not include any improvements, fixtures, equipment and personal property in the Building installed or abandoned by the prior tenant, including without limitation the Personalty referenced in Section 19.34, all of which is delivered in its "as is" condition, without any representation or warranty of any kind regarding its condition, suitability or usefulness for any purpose. For purposes of this Section 3.3, Landlord's Work shall be deemed "substantially complete" at such time as Tenant can use the Premises for their intended purposes without material interference attributable to the lack of full completion of Landlord's Work. In addition to Landlord's Work, Landlord agrees to install a "french drain" system at the north and east exterior sides of the Building within a reasonable time after the Commencement Date but not later than one hundred twenty (120) days after the Commencement Date. In the event that Landlord has not substantially completed Landlord's Work by January 1, 2005 (excluding the aforementioned french drain), subject to delays due to force majeure or other causes beyond Landlord's control or delays caused by Tenant, the Gross Rent Period, the commencement date for Basic Rent under Section 2.2, and the Term shall each be extended by the number of days from January 1, 2005, until substantial completion of Landlord's Work.

      Landlord shall have no obligation to alter, remove, improve, repair, decorate, or paint the interior of the Premises or any part thereof except as expressly provided in this Lease. Tenant acknowledges that except as expressly provided in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's business or for any other purpose. Tenant shall comply with any and all covenants, conditions, restrictions, and encumbrances affecting the Premises and the Building that are provided or disclosed to Tenant before the date of this Lease.

      SECTION 3.4 STATIC CONTROL FLOOR TILES. Once each quarter during the Initial Term, Landlord shall inspect the static control floor tiles in the Building (the "Tiles") and repair or replace any moisture-damaged or loose Tiles that are readily accessible and located in areas other than Essential Manufacturing Areas (defined below) so as to maintain the static control characteristics of the Tiles consistent with the manufacturer's specifications (the "Performance Standard"). With respect to Tiles located in Essential Manufacturing Areas, Landlord shall promptly repair or replace at any time during the Initial Term upon Tenant's request any readily-accessible Tiles that become moisture-damaged or loose and that fail to meet the Performance Standard. Tenant shall be responsible for moving any equipment or property as necessary to allow Landlord to make the repairs or replacements to the Tiles pursuant to this Section 3.4. After the expiration of the Initial Term, Tenant shall be solely responsible for all Tiles (including their compliance with the Performance Standard if such standard is necessary for Tenant's operations), and Landlord shall have no obligation or liability with respect thereto. For purposes of this Section 3.4, the "Essential Manufacturing Areas" shall refer to Tiles in those areas of the Building that materially impair Tenant's manufacturing process if they do not meet the Performance Standard.

      During the Initial Term, Landlord shall use its best efforts to ensure that the Tiles in the Essential Manufacturing Areas meet the Performance Standard. Tenant will immediately notify Landlord if it becomes aware or reasonably believes that such Tiles are not meeting the Performance Standard, and will provide Landlord with any relevant information received by Tenant regarding such nonperformance. Landlord will promptly investigate and assess the performance of such Tiles and use its best efforts to cause the Tiles to meet the Performance Standard. Tenant shall at all times cooperate with Landlord in good faith to assess, mitigate and seek to jointly resolve any failure of such Tiles to meet the Performance Standard, including modifying or relocating the manufacturing process to the extent such changes can reasonably be made without materially adversely affecting Tenant's manufacturing operations. Notwithstanding any other provision herein, Tenant, at Tenant's sole cost, shall perform normal, routine maintenance of the floor tiles as recommended by the manufacturer, Flexco.

      In order to give Tenant the ability to take immediate action with respect to any Tiles in Essential Manufacturing Areas that are not meeting the Performance Standard, Tenant may at any time during the Initial Term (and without prior notice to Landlord) repair or replace any Tiles in Essential Manufacturing Areas that are not meeting the Performance Standard, which action may be taken either independently or jointly with Landlord. Tenant shall notify Landlord as soon as reasonably possible that it has taken or intends to take such action. Landlord agrees to reimburse Tenant for all of its reasonable out-of-pocket costs incurred in making such repairs or replacements of the Tiles, up to an amount of not more than $50,000 in the aggregate during the Initial Term (unless Landlord otherwise agrees in advance) within thirty (30) days of written request by Tenant. If Landlord fails to so reimburse Tenant within such 30-day period, Tenant may offset any such sums due against the next installment of Basic Rent due under this Lease.

      During the Initial Term, if (i) Tenant has exhausted the self-help remedy set forth in the preceding paragraph (and reasonably concluded that any further efforts by it thereunder would be futile), (ii) the Tiles in Essential Manufacturing Areas that were subject to such self-help continue to fail to meet the Performance Standard, (iii) such failure causes Tenant to be unable to manufacture its product in a material portion of the Essential Manufacturing Areas due to the static control floor requirements of Tenant's customers, (iv) such failure cannot reasonably be remedied by the relocation or reconfiguration of Tenant's manufacturing lines or process in the Premises, and (v) such cessation of manufacturing continues for five (5) consecutive business days, then Tenant shall have the right at any time thereafter (but prior to the time that any one of the foregoing are no longer true) to give Landlord a notice of termination ("Termination Notice") whereupon
(1) this Lease shall terminate on the date specified in the Termination Notice (which effective termination date shall be no sooner than ninety (90) days after the Termination Notice) and (2) one-third of the Basic Rent shall be abated for the period from the Termination Notice until the earlier of the date of lease termination or the date Landlord causes such nonperforming Tiles that led to the Termination Notice to meet the Performance Standard; provided, however, that if Landlord causes such nonperforming Tiles that led to the Termination Notice to meet the Performance Standard at any time prior to Tenant's execution of a lease for space at another property, the Termination Notice given hereunder shall be null and void, the foregoing abatement of Basic Rent shall cease, and this Lease shall continue in full force and effect for the remaining stated Term. The foregoing right of termination shall only apply during the Initial Term.

      The parties agree that Tenant's self-help and termination rights set forth above in this Section 3.4 are Tenant's sole and exclusive rights and remedies with respect to the Tiles. Tenant hereby unconditionally waives, releases, covenants not to sue, acquits and forever discharges Landlord and its officers, directors, partners, trustees, employees, agents, attorneys, successors and assigns for, from and against any and all claims, actions, causes of action, demands, rights, damages, costs, expenses or compensation whatsoever, including all statutory and common law rights of indemnification and contribution, direct or indirect, known or unknown, foreseeable or unforeseeable, present and future, that the Tenant may now have or may subsequently accrue to the Tenant whatsoever arising out of or related, directly or indirectly, to the performance or nonperformance of the Tiles in the Building or Landlord's efforts to maintain the static control performance of the Tiles, including without limitation, all claims of damage or injury to persons or property. Without limiting the generality of the foregoing release, Tenant waives all claims and releases Landlord from all liability for any consequential damages that Tenant may incur due to the nonperformance of the Tiles, including without limitation any claims based on product liability. Additionally, Tenant shall indemnify and defend Landlord and its officers, directors, partners, trustees, employees, agents, attorneys, successors and assigns from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys' fees) for death or injury to any person or damage to any property whatsoever arising from or related to, directly or indirectly, from the performance or nonperformance of the Tiles in the Building or Landlord's efforts to maintain the static control performance of the Tiles, including without limitation any claims based on product liability. Tenant's covenants and obligations under the foregoing provisions shall survive the expiration or termination of this Lease.

      SECTION 3.5 REFURBISHMENT ALLOWANCE. On or after May 1, 2008, Landlord shall provide to Tenant an allowance of not more than One Hundred Twenty Five Thousand Dollars ($125,000) (the "Landlord's Allowance") to be applied solely toward the costs of refurbishing the Premises which may include repairing or replacing the wall covering and floor covering in the Premises (the "Refurbishment Work"). Provided no Event of Default exists and subject to the other conditions herein, Landlord shall disburse the Landlord's Allowance to Tenant within thirty (30) days after Tenant has completed the Refurbishment Work and delivered to Landlord all of the following: (a) all invoices and proofs of payment for the Refurbishment Work, (b) unconditional lien waivers and releases, in a form acceptable to Landlord, executed by all contractors, subcontractors, material and other potential lien claimants in connection with the Refurbishment Work (or the period within which such potential lien claimants may file a lien shall have expired without the filing of any lien), and (c) a copy of all building permits and a final Certificate of Occupancy for the Premises, if applicable. The Landlord's Allowance must be disbursed by May 1, 2010 or shall be deemed forfeited with no further obligation by Landlord with respect thereto.

                                   ARTICLE IV.
                       COMMON AREA CHARGES AND IMPOSITIONS

      SECTION 4.1 DEFINITIONS.

      "COMMON AREA" shall mean the entire area designated from time to time by Landlord for the common use or benefit of the tenants of the Park and other persons entitled to use the same, including, without limitation, parking lots (permanent and temporary), landscaped and vacant areas, passages for tracks and automobiles, area-ways, roads, walks, curbs, corridors, stairs and ramps, together with common utility facilities, storm water detention facilities, whether located within or outside of the Park, and including the exterior of buildings.

      "COMMON AREA COSTS" shall mean all costs and expenses of operating, maintaining, managing, repairing and replacing all or any part of the Park, including the Building or the Common Area, as applicable, and shall include, but not be limited to, all sums expended for operating, maintaining, repairing, lighting, cleaning, sealing, striping, inspecting, painting (including the exterior of buildings of the Park, and removing snow, ice, debris and surface water; all insurance costs incurred by Landlord in connection with the Park, including liability insurance for personal injury, death, and property damage and contractual liability, worker's compensation insurance, insurance against all risks of physical loss (including earthquake, terrorism and flood if and only if required by Landlord's Mortgagee) or other casualties, rental loss, workmen's compensation and employer's liability insurance, and including any "deductible" or self-insured retention cost (up to a maximum of $25,000) incurred in connection with any covered loss; surcharges levied upon or assessed against parking spaces or areas; payments to or for public transit or car pooling facilities or otherwise, as required by governmental authorities having jurisdiction over the Park; costs incurred by Landlord in connection with complying with applicable federal, state or local environmental or other legal requirements; the cost of repairing, cleaning and painting the exterior of all buildings in the Park, including the roof membrane; costs of providing security guards, if approved in advance by Tenant; the acquisition costs (rental fees and/or purchase price or, in lieu of purchase price, the annual depreciation applicable thereto) of machinery and equipment used in connection with the maintenance and operation of the Park; the costs of any capital improvements or capital replacements in the Park, provided, however, if under generally accepted accounting principles such costs should be capitalized, the amount included within any period shall equal the amount amortized over the useful life of the improvements; all costs and expenses of service and maintenance contracts, including, but not limited to, fire sprinkler systems, electronic intrusion and fire control and telephone alert system; machinery and equipment depreciation; all costs and expenses for inspecting, repairing and maintaining machinery and equipment used in the operation of the Park; all costs and expenses of inspecting, maintaining, repairing and replacing drainage, landscaping, wetlands and irrigation systems, sanitary sewer systems, sprinklers and other fire protection systems, and electrical, gas and water systems; all reasonable costs and expenses paid or incurred by Landlord for professional and other services (including consultants, attorneys, appraisers and experts) in connection with contesting or attempting to lower Taxes or to resist increased Taxes provided that Landlord had a reasonable good faith basis to pursue such contest or reduction and, if the savings from such contest is less than the costs to pursue same, Tenant shall be responsible for not more than fifty percent (50%) of the excess costs; all costs and expenses of traffic regulation, directional signs and traffic consultants; all costs and expenses of planting and replacing flowers, shrubbery and planters; all costs and expenses of replacement of, and repairing, paving, curbs, sidewalks, walkways, roadways, loading docks shared by two or more tenants, parking surfaces, drainage, utilities, lighting facilities, and Park signage; all costs of supplies and materials used in connection with the operation and maintenance of the Park; all payroll taxes, unemployment insurance costs, vacation allowances, and the cost of providing hospitalization and any other expense imposed on Landlord, pursuant to law or pursuant to any collective bargaining agreement covering employees below the level of senior property manager engaged in the management of the Park or the operation, maintenance, repair or replacement of the Park; and a property management fee of not less than two and one-half percent (2.5%) of the Basic Rent hereunder nor greater than the market fees paid to third-party property managers of comparable property who provide comparable services to the landlord. Notwithstanding the foregoing, Common Area Costs shall not include: (1) the cost of any capital improvement or replacement of any capital item unless approved in advance by Tenant, mandated by laws not in effect on the Commencement Date or that actually reduce the Common Area Costs (whereupon the amortized costs of same over the useful life of the improvement or replacement shall be included in Common Area Costs); (2) repairs, restoration or other work occasioned by fire, windstorm or other insured casualty except for any applicable deductible or self-insured retention which shall not exceed $25,000; (3) expenses incurred in leasing or procuring tenants, leasing commissions, advertising expenses or expenses for renovating space for new or existing tenants; (4) legal expenses incident to enforcement by Landlord of the terms of any lease, or in connection with lease negotiations with prospective tenants, tort claims or disputes with Building tenants (other than Tenant); (5) interest or principal payments on, or any other costs related to, any Mortgage or other indebtedness of Landlord or costs of refinancing; (6) fines, penalties, and interest caused by Landlord or another tenant in the Park; (7) costs relating solely to any building other than the Premises; (8) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Park to be leased to tenants; (9) advertising or marketing expenses relating to vacant space; (10) real estate brokers' or other leasing commissions; (11) lease concessions, rental abatements and construction allowances granted to specific tenants; (12) costs incurred in connection with the sale, financing or refinancing of the Building; (13) fines, interest and penalties incurred due to the late payment of Property Taxes or expenses; (14) organizational expenses associated with the creation and operation of the entity which constitutes Landlord; (15) any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases; (16) fines or penalties incurred as a result of violation by Landlord of any applicable law; (17) charitable, civic or political contributions; (18) costs of purchasing or leasing sculptures, paintings or other works or decorative objects; (19) costs resulting from the negligence or willful misconduct of Landlord or it agents, employees or contractors; (20) costs of any work or service performed for or facilities furnished to any tenant to the extent Tenant would pay for the same level of such item on an extra-cost basis under this Lease; (21) repairs, restoration, replacements or other work occasioned by the exercise of eminent domain or by casualty; or
(22) any overhead or profit increments to any subsidiary or affiliate of Landlord for services on or to the Park, to the extent that the costs of such services materially exceed competitive costs for services obtained from an unrelated party of comparable scope and quality rendered by persons or entities of similar skill, competence and experience; (23) contribution to reserves, (24) costs attributable solely to another building in the Park, or (25) any cost for which Landlord is reimbursed by a third party. In the calculation of any expenses hereunder, it is understood that no expense shall be charged more than once. Landlord shall use its best efforts to effect an equitable proration of bills for services rendered to the Park and to any other property owned by Landlord. Landlord agrees to keep books and records showing the Common Area Costs in accordance with a system of accounts and accounting practices consistently maintained on a year-to-year basis and Tenant may inspect such records at any time on reasonable notice at the offices of Landlord where such records are kept.

      "LEASE YEAR" shall mean, in the case of the first Lease Year, that period from the Commencement Date to the first succeeding December 31; thereafter, "Lease Year" shall mean each successive twelve (12) calendar month period following the expiration of the first Lease Year, except that in the event of the termination of this Lease on any day other than on December 31, then the last Lease Year shall be the period from the end of the preceding Lease Year to such date of termination.

      "TAXES" shall mean all taxes and assessments against the land, buildings or improvements comprising the Park that are levied or assessed (that become due during the term of this Lease) by any lawful authority during each calendar year, including without limitation all personal property taxes of Landlord relating to Landlord's personal properly located on the Park and used or useful in connection with the operation and maintenance thereof, and all other governmental charges, general and special, ordinary and extraordinary, foreseen as well as unforeseen, of any kind and nature whatsoever, or other tax, however described, which is levied or assessed by the United States of America or the state in which the Park is located or any city, municipality or political subdivision thereof, against Landlord or all or any part of the Park excluding however any net income tax, estate tax, transfer tax or inheritance tax of Landlord. Taxes shall not include any fine, penalty, interest, or cost attributable to delinquent payment thereof. If Landlord does not elect to protest valuation of the property, Tenant may initiate proceedings to contest the valuation at Tenant's expense.

      "TENANT'S PRO RATA SHARE" shall mean the fraction the numerator of which is the rentable floor area of the Premises and the denominator of which is the number of square feet of rentable floor area of all buildings in the Park at the time, or such portion of the Park as is reasonably determined by Landlord to be applicable with respect to any charges which are not allocable to the entire Park; provided, however, the total rentable floor area of any tenant within the Park that does not benefit from nor participate in the reimbursement of any or all of such costs and/or expenses included within the term Common Area Costs shall not be included within the total square feet of rentable floor area within the Park for purposes of calculating Tenant's Pro Rata Share of the specific costs for which such tenant does not benefit from nor participate in the reimbursement thereof. As of the Commencement Date, the total rentable floor area of the Premises is approximately 135,286 square feet and the total rentable floor area of all buildings in the Park is approximately 206,261 square feet.

      SECTION 4.2 PAYMENT. Tenant shall pay Landlord Tenant's Pro Rata Share of Taxes and Common Area Costs, as Additional Rent, in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord from time to time. Landlord shall, on or about March 31 of each calendar year, submit to Tenant a statement of estimated Common Area Costs and Taxes for such Lease Year and Tenant's proportionate share thereof, whereupon Tenant shall pay Landlord any deficit over Tenant's first quarter payments within thirty (30) days of receipt of Landlord's statement, and any overpayment by Tenant shall be credited to the next installments of Tenant's proportionate share of Common Area Costs or Taxes, as the case may be.

      Within ninety (90) days after the end of each Lease Year, Landlord shall furnish Tenant with a statement (the "Annual Statement") detailing the actual Common Area Costs and the actual amount of Tenant's proportionate share of such Common Area Costs and Taxes for such period. In the event the total of Tenant's monthly installments for any Lease Year does not equal Tenant's proportionate share as shown on the Annual Statement, then Tenant shall promptly pay Landlord any deficiency, but if such Annual Statement indicates an overpayment by Tenant, then Tenant shall be entitled to offset such excess against any sums next becoming due under this Lease or to the extent such excess exceeds $92,500 or if the Lease has terminated, such sum shall be refunded to Tenant. Landlord may from time to time revise such estimate by notice to Tenant, whereupon, starting with the next payment due at least ten (10) days after the date of the revised estimate, subsequent payments by Tenant for the remainder of the Lease Year shall be based upon such revised estimate.

      SECTION 4.3 COMMON AREA MAINTENANCE. Landlord shall operate and maintain the Common Area or shall cause the same to be operated and maintained in a manner deemed by Landlord reasonable or appropriate for the Park provided that the Park must be maintained in as good a condition as it is in at the date of this Lease and in compliance with all applicable laws and recorded restrictions. Subject to reasonable, nondiscriminatory rules and regulations to be promulgated by Landlord, and subject to the rights of Tenants, licensees or concessionaires already or to be granted therein, the Common Area is hereby made available to Tenant and its employees, agents, customers and invitees for their reasonable nonexclusive use in common with others, including Tenants and their employees, agents, customers, invitees, and Landlord for the purposes for which constructed. Landlord shall have the right: to change the location and arrangement of parking areas and other Common Area; to construct surface or elevated parking areas and facilities; to establish and change the level of parking surfaces; to close all or any portion of the Common Area to such extent as may, in the opinion of Landlord's counsel, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein or to make repairs or alterations; to close temporarily any or all portions of the Common Area; and to do and perform such other acts in and to said area and improvements as, in the exercise of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by Tenants and their agents, contractors, servants, employees, licensees, customers and business invitees, In the event Landlord exercises any right set forth in this Section, Landlord shall use reasonable efforts to minimize any material adverse interference with Tenant's operation of the Premises for the Permitted Use and shall use its best efforts to ensure that Tenant at all reasonable times has access to the Premises and the parking designated for Tenant's use hereunder. Tenant shall not solicit business or display merchandise within the Common Area, or distribute handbills therein, or take any action which it has reason to know would unreasonably interfere with the rights of other persons to use the Common Area without the prior written consent of the Landlord. Landlord agrees that it shall not grant rights for any tenant, occupant or other party to occupy or use any portion of the Common Area that is also part of the Building, including the roof, without Tenant's prior consent, excluding the existing rights granted to AT&T Wireless referenced in
Section 19.33.

      SECTION 4.4 PARKING. Tenant shall have the nonexclusive right to use at no additional charge parking stalls located within the Common Area of the Park (except such parking stalls located adjacent to other buildings in the Park that are reserved for the exclusive use of other tenants or their invitees) in common with all other occupants of the Park and their invitees, subject to the terms, rules and regulations of this Lease. Except as mandated by any governmental authority, Landlord agrees that it shall not (i) materially reduce the total number of unreserved parking spaces available in the Park, or (ii) provide reserved parking in the Common Area to any other tenant in the Park unless Landlord also provides a comparable amount of reserved parking (based on square feet of the respective premises) to Tenant adjacent to the Building.

                                   ARTICLE V.
                                    INSURANCE

      SECTION 5.1 LANDLORD'S PROPERTY INSURANCE AND WAIVER OF SUBROGATION. Landlord shall keep the improvements in the Park (including all improvements in the Premises on the Commencement Date and all equipment, fixtures and personal property in the Premises that are owned by Landlord) insured in an amount equivalent to the insurable replacement value thereof on an agreed amount basis without any co-insurance penalty (excluding foundation, grading and excavation costs) with deductibles reasonably acceptable to Landlord against:

      (a) Loss or damage by fire and other risks covered by the ISO "causes of loss - special" form of policy or such other comparable policy if that form is no longer generally available; and

      (b) such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, required by Landlord's lender or customarily covered with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Park, including, but without limiting the generality of the foregoing, windstorm, hail, explosion, vandalism, malicious mischief, civil commotion and such other coverage as may be deemed necessary or desirable by Landlord, provided such additional coverage is obtainable and provided such additional coverage is such as is customarily carried with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Park.

Notwithstanding anything to the contrary contained in this Lease, Landlord hereby waives, releases and discharges Tenant, its agents and employees from all claims whatsoever arising out of loss, claim, expense or damage to or destruction of property covered by property insurance maintained or required to be maintained by Landlord under this Section
5.1 notwithstanding that such loss, claim, expense or damage may have been caused by Tenant, its agents or employees, and Landlord agrees to look to the insurance coverage only in the event of such loss. Landlord agrees to have its insurer waive any rights of subrogation that such insurer may have against Tenant by reason of the claims covered by the foregoing.

      SECTION 5.2 LIABILITY INSURANCE COVERAGE. During the term of this Lease, Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect commercial general liability insurance against any loss, liability or damage on, about or relating to the Premises, or any portion thereof, with limits of not less than Five Million Dollars ($5,000,000.00) combined single limit, per occurrence and aggregate, coverage on an occurrence basis, and contain a deductible or self-insured retention of not more than One Million Dollars ($1,000,000). Any such insurance obtained and maintained by Tenant shall name Landlord and its managing agent as additional insureds therein and shall be obtained and maintained from and with a reputable and financially sound insurance company authorized to issue such insurance in the state in which the Premises are located. Such insurance shall specifically insure (by contractual liability endorsement) Tenant's indemnity obligations under this Lease to the extent typically covered by the customary endorsement.

      SECTION 5.3 INSURANCE PROVISIONS. Each policy required under this Article VI shall be written by companies having a financial rating of at least "VIII" and a general policyholder's rating of "A-", as rated in the most current Best's Key Rating Guide Property-Casualty, and have attached thereto (a) an endorsement that such policy shall not be canceled or materially changed without at least 30 days' prior written notice to Landlord, and (b) an endorsement to the effect that the insurance as to the interest of Landlord shall not be invalidated by any act or neglect of Landlord or Tenant. All policies of insurance shall be written in companies licensed in the state in which the Premises are located. Certificates of insurance in the form customarily used by the insurer and evidencing the insurance coverages required hereunder, shall be delivered to Landlord prior to commencement of the Term and prior to expiration of each such policy. If the certificates are not satisfactory to Landlord, Tenant shall deliver to Landlord within ten (10) days after Landlord's request such additional evidence of the maintenance of insurance required hereunder as may be requested by Landlord (including without limitation copies of the policies and all endorsements if requested).

      SECTION 5.4 TENANT'S PROPERTY INSURANCE AND WAIVER OF SUBROGATION. Tenant shall keep all of its machinery, equipment, furniture, fixtures, personal property (including also property under the care, custody, or control of Tenant) and business interests which may be located in, upon or about the Premises insured in an amount equivalent to not less than eighty (80) percent of the insurable replacement value thereof against:

      (a) loss or damage by fire and other risks covered by the ISO "causes of loss - special" form of policy or such other comparable policy if that form is no longer generally available; and

      (b) such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered with respect to a tenant's machinery, equipment, furniture, fixtures, personal property and business located in a building similar in connection, general location, use, occupancy and design to the Park, including, but without limiting the generality of the foregoing, sprinkler leakage, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion and/or such other coverage as Tenant may deem appropriate or necessary.

Notwithstanding anything to the contrary contained in this Lease, Tenant hereby waives, releases and discharges Landlord, its agents and employees from all claims whatsoever arising out of loss, claim, expense or damage to or destruction of property covered by property insurance maintained or required to be maintained by Tenant under this Section 5.4 notwithstanding that such loss, claim, expense or damage may have been caused by Landlord, its agents or employees, and Tenant agrees to look to the insurance coverage only in the event of such loss. Tenant agrees to have its insurer waive any rights of subrogation that such insurer may have against Landlord by reason of the claims covered by the foregoing.

      SECTION 5.5 OTHER INSURANCE. Tenant shall maintain insurance coverage (including loss of use and business interruption coverage) upon Tenant's business and upon all personal property of Tenant or the personal property of others kept, stored or maintained on the Premises against loss or damage by fire, windstorm or other casualties or causes for such amount as Tenant may desire, and Tenant agrees that such policies shall contain a waiver of subrogation clause as to Landlord.

      SECTION 5.6 BLANKET INSURANCE COVERAGE. Nothing in this Article shall prevent Tenant from taking out insurance of the kind and in the amount provided for under the preceding paragraphs of this Article under a blanket insurance policy or policies (certificates thereof reasonably satisfactory to Landlord shall be delivered to Landlord) which may cover other properties owned or operated by Tenant as well as the Premises; provided, however, that any such policy of blanket insurance of the kind provided for shall not contain any clause which would result in the insured thereunder being required to carry any insurance with respect to the property covered thereby in an amount not less than any specific percentage of the Full Replacement Cost of such property in order to prevent the insured therein named from becoming a co-insurer of any loss with the insurer under such policy; and further provided, however, that such policies of blanket insurance shall, as respects the Premises, contain the various provisions required of such an insurance policy by the foregoing provisions of this Article V.

                                   ARTICLE VI.
                                    UTILITIES

      SECTION 6.1 PAYMENT OF UTILITIES. Landlord represents and warrants that to the best of its actual knowledge all utilities are separately metered to the Premises. During the term of this Lease, Tenant will pay, when due, all charges of every nature, kind or description for utilities furnished to the Premises or chargeable against the Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services. Prior to the Commencement Date, Tenant shall pay for all utilities or services at the Premises used by it or its agents, employees or contractors.

      SECTION 6.2 INTERRUPTION. Landlord shall not be liable in damages or otherwise, nor shall there be an abatement of rents, if the furnishing by any supplier of any utility service or other service to the Premises shall be interrupted or impaired by fire, accident, riot, strike, act of God, the making of necessary repairs or improvements, or by any other causes beyond Landlord's control; provided, however, if such interruption shall have been caused by Landlord's negligence and prevents Tenant from engaging in the Permitted Use in any material portion of the Premises for four (4) consecutive days, then Basic Rent shall be abated (in whole or in part, as applicable) from and after the expiration of said four-day period until the earlier to occur of (i) the restoration of the furnishing of such utility or other service to the Premises, or (ii) the date on which such interruption no longer prevents Tenant from engaging in the Permitted Use in the entire Premises. Anything herein to the contrary notwithstanding, there shall be no such abatement of rent if Landlord's inability to provide such services is caused by misuse or neglect of Tenant or Tenant's agents, employees or invitees, or by shortages of fuel or other energy supplies to be provided by public or private utilities or suppliers or by other causes beyond the reasonable control of Landlord.

                                  ARTICLE VII.
                                     REPAIRS

      SECTION 7.1 TENANT'S REPAIRS. Subject to Articles XII and XIIIl and
Section 7.2, Tenant, at its sole cost and expense, throughout the term of this Lease, shall take good care of the Premises (including the interior surface of the outer walls) and all Tenant's signs, and shall keep the same in good order, condition and repair, and shall make and perform all maintenance thereof and all necessary repairs and replacements thereto. Tenant agrees to maintain the Premises and all Tenant's signs and all parts thereof in a good and sufficient state of repair as required by the provisions of this Lease, ordinary wear and tear excepted, including keeping the inside of all glass in doors and windows of the Premises clean, promptly replacing at its expense any broken door or door closers and any cracked or broken glass of the Premises with glass of like kind and quality, and maintaining the Premises and the loading dock contiguous thereto, if any, at its expense in a clean, orderly and sanitary condition. Tenant shall also: keep any garbage, trash, rubbish or refuse removed at its expense on a regular basis and temporarily stored in the Premises or in exterior dumpsters approved by Landlord, and all in accordance with local codes; maintain, repair, and replace the mechanical systems (including HVAC) and all utility lines within five (5) feet of and serving the Premises including those beneath the slab and keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises; comply with all laws, ordinances, rules and regulations of governmental authorities applicable to Tenant's particular use of the Premises, and all recommendations of the insurance services office and/or Landlord's insurance carrier now or hereafter in effect relative to the use and occupancy of the Premises and the transaction of the business of Tenant in the Premises; and enter into and maintain in place throughout the term of this Lease, a contract for the repair and maintenance of the heating, ventilating and air conditioning equipment servicing the Premises in accordance with the recommendations of manufacturers and suppliers. When used in this Article VII, "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments. All repairs made by Tenant shall be at least equal in quality to the original work and shall be made by Tenant in accordance with all laws, ordinances and regulations whether heretofore or hereafter enacted. The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for improvements of similar construction and class, provided that Tenant shall in any event make all repairs necessary to avoid any structural damage ,or other damage or injury to the Building. If, during the last twelve
(12) months of the Initial Term, Tenant replaces a compressor or other major component of the Building's existing HVAC system (meaning an HVAC component that costs in excess of $5,000) and the useful life of such component extends beyond the Term, Landlord shall reimburse Tenant for fifty percent (50%) of the cost of the component up to an amount not to exceed $100,000 in the aggregate, provided that no Event of Default shall have occurred and be continuing. Landlord shall pay Tenant for such reimbursement within thirty (30) days after Tenant's request therefor and, if Landlord fails to pay such reimbursement within such 30-day period, Tenant may thereafter offset such sum due against the next installment of Basic Rent due under this Lease.

      SECTION 7.2 LANDLORD'S REPAIRS. Landlord shall keep or cause to be kept the Common Area and all structural portions of the Building, including the foundations, the four outer walls (excluding the interior surface thereof) and the roof (including the roof membrane) of the Building of which the Premises are a part and, to the extent Tenant or other Tenants are not obligated to maintain the same, all utility systems, lines, conduits and appurtenances thereto located within the Park but outside the exterior walls of the Premises in good repair, ordinary wear and tear excepted, said costs to be Common Area Costs to the extent provided by Section 4.1; provided however, if the need for such repair is attributable to or result from the specific business activity being conducted within the Premises, or from the acts or omissions of Tenant, its officers, directors, employees, agents, contractors or invitees, then, in such case, Tenant agrees to reimburse Landlord for the reasonable costs and expenses incurred by Landlord with respect to such repair, subject to Section 5.1. Landlord shall also be responsible for the cost of complying with any laws of general application and not specifically related to Tenant's particular use thereof, said costs to be Common Area Costs only with respect to such costs for compliance with laws adopted after the Commencement Date as provided in Section
4.1. Landlord shall commence repairs it is required to do hereunder as soon as reasonably practicable after receiving written notice from Tenant of the necessity of such repairs, but in no event shall Landlord be required to make any other repairs, subject to the provisions of Articles XII and XIII herein, and Landlord shall have no liability for any damage or injury arising out of any condition or occurrence causing a need for such repairs, unless said damage or injury shall have been caused by the negligence or intentional misconduct of Landlord or its employees, agents or contractors (including any property manager retained by Landlord), subject to certain waivers, releases and limitations set forth in this Lease. In the event Landlord fails to make repairs that Landlord is required to perform hereunder, then Tenant shall promptly provide to Landlord, and to any Mortgagee or trust deed holder having a security interest in the Park, provided that Tenant has received notice of the identity and address of any such Mortgagee or trust deed holder, one (1) separate thirty-day notice of such requirement. In the event Landlord or such Mortgagee or trust deed holder fails to satisfy said requirement on or before expiration of such 30-day period (provided, however, that if the repair is of such a nature that it cannot be accomplished within such period, then Tenant shall have no rights under this sentence if Landlord or its Mortgagee commences to make the repair within such period and thereafter continues with diligence to complete the repair), subject to force majeure, then (a) Tenant shall perform said repairs in a good and workmanlike manner and shall keep the Premises and the Park, or any portion thereof, free from any mechanics' or materialman liens for work performed or material supplied in connection with the performance of such repairs, and (b) Landlord shall reimburse Tenant for the reasonable out-of-pocket costs incurred by Tenant therefor within thirty (30) days after Landlord's receipt of Tenant's written request for reimbursement, which request shall be accompanied by reasonable evidence of such costs and conditional lien waivers. If Landlord fails to reimburse Tenant within such 30-day period, Tenant may offset such sum together with interest at the Maximum Rate of Interest from the date of the reimbursement request until paid against any sum due to Landlord hereunder (up to a maximum each month of 25% of Basic Rent).

      SECTION 7.3 PROHIBITION AGAINST WASTE. Tenant shall not cause or permit its employees, agents, invitees, licensees or contractors to cause any waste or damage, disfigurement or injury to the Premises, or any improvements hereafter erected thereon, or to the fixtures or equipment therein, or permit or suffer any overloading of the floors or other use of the Improvements that would place an undue stress on the same or any portion thereof beyond that for which the same was designed provided that Landlord shall must first notify Tenant of the loading capacity for which the floor was designed.

      SECTION 7.4 LANDLORD'S RIGHT TO EFFECT REPAIRS. If Tenant should fail to perform any of its obligations under this Article VII, then Landlord may, if it so elects, in addition to any other remedies provided herein, effect such repairs and maintenance. Any sums expended by Landlord in effecting such repairs and maintenance shall be due and payable, on demand, together with interest thereon at the Maximum Rate of Interest from the date of each such expenditure by Landlord to the date of repayment by Tenant.

      SECTION 7.5 MISUSE OR NEGLECT. Except as otherwise provided herein, Tenant shall be responsible for all repairs to the Building which are made necessary by any misuse or neglect by: (i) Tenant or any of its officers, agents, employees, contractors, licensees, or subtenants; or (ii) any visitors, patrons, guests, or invitees of Tenant or its subtenant while in or upon the Premises.

                                  ARTICLE VIII.
                       COMPLIANCE WITH LAWS AND ORDINANCES

      SECTION 8.1 COMPLIANCE WITH LAWS AND ORDINANCES. Tenant shall, throughout the Term of this Lease, and at Tenant's sole cost and expense, promptly comply or cause compliance with or remove or cure any violation caused by Tenant or attributable to its business activities or any improvements made by or for it (other than work performed by Landlord under this Lease) of any and all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state, municipal and other governmental bodies having jurisdiction over the Premises and the appropriate departments, commissions, boards and officers thereof (including without limitation Hazardous Materials Laws as defined below), and the orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Premises, or any portion thereof, or the sidewalks, curbs, roadways, alleys, entrances or railroad track facilities adjacent or appurtenant thereto, or exercising authority with respect to the Tenant's particular use or manner of use of the Premises, or such adjacent or appurtenant facilities, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the costs thereof. Nothing in this Lease shall (a) require Tenant to pay for the cost of correcting any non-compliance existing as of the date of this Lease unless such compliance is specifically related to Tenant's alterations or improvements to the Premises or its business activities, or (b) impose any liability or responsibility on Tenant for any Hazardous Materials in, on or about the Park on the date of this Lease (and as between Landlord and Tenant, Landlord shall be responsible for such conditions as provided in Section 8.4) unless brought thereon by Tenant or attributable to Tenant's activities on or about the Park.

      SECTION 8.2 COMPLIANCE WITH PERMITTED ENCUMBRANCES. Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations and covenants from time to time affecting the Building or Park, including without limitation those set forth in the attached EXHIBIT B. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Premises and required to be obtained and maintained under the terms of
Article V hereof and shall comply with all development, land use, occupancy and other applicable permits issued by governmental authorities issued with respect to the Premises.

      SECTION 8.3 COMPLIANCE WITH HAZARDOUS MATERIALS LAWS. Tenant shall at all times and in all respects comply with all federal, state and local laws, statutes, ordinances and regulations pertaining to the protection of human health or the environment and any applicable orders, judgments, decrees, permits, licenses, or other authorizations or mandates under such laws, statutes, ordinances and regulations (each a "Hazardous Materials Law"; collectively, "Hazardous Materials Laws"). Tenant shall not use, generate, transport, treat, store, dispose of or otherwise handle Hazardous Materials on or about the Premises or Park without the prior written consent of Landlord, and then only in strict compliance with all Hazardous Materials Law and the terms of this Lease. Landlord hereby consents to the use of reasonable quantities of Hazardous Materials necessary for or reasonably related to the conduct of the business of Tenant, provided that upon request by Landlord, Tenant shall provide Landlord with (i) a list of all such Hazardous Materials together with a description of the nature and quantities to be used, stored or handled, and (ii) a copy of all of Tenant's permits, policies and procedures for the use, storage and handling of such Hazardous Materials, and copies of any amendments thereto. Notwithstanding any other provision of this Lease, all use, storage and handling of Hazardous Materials by Tenant, its employees, agents, suppliers and invitees in, on or about the Premises or Park shall be in strict compliance with all Hazardous Materials Laws and this Lease. The term "Hazardous Materials" shall mean any hazardous, toxic, radioactive or infectious substance, material or waste as defined, listed or regulated under any Hazardous Materials Law, and includes without limitation petroleum oil and its fractions.

      Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Premises, including, without limitation, discharge of (appropriately treated) materials or waste into or through any sanitary sewer system serving the Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials to be removed from the Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such Hazardous Materials and wastes. Tenant shall in all respects, handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in complete conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding the management of such Hazardous Materials. All reporting obligations to the extent imposed upon Tenant by Hazardous Materials Laws are solely the responsibility of Tenant. Upon expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials which it introduced into the Premises or Common Areas to be removed from the Premises and Common Areas and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, on, about or under the Premises or Park, nor enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to any way connected with the Premises or the Park without Landlord's prior written consent which shall not be unreasonably withheld, conditioned or delayed. Tenant shall immediately notify Landlord of Tenant's desire to do so and afford Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto. In addition, at Landlord's request, at the expiration of the term of this Lease, Tenant shall remove all tanks or fixtures which were placed on the Premises during the term of this Lease and which contain, have contained or are contaminated with, Hazardous Materials.

      Tenant shall immediately notify Landlord in writing of (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws;
(b) any claim made or threatened by any person against Landlord, or the Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (c) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Premises or with respect to any Hazardous Materials removed from the Premises, including, any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also provide to Landlord, as promptly as possible, and in any event within five business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant's use thereof. Upon written request of Landlord, Tenant shall promptly deliver to Landlord notices of hazardous waste manifests, if Tenant is required by applicable law to obtain such manifests, reflecting the legal and proper disposal of all such Hazardous Materials removed or to be removed from the Premises. All such manifests shall list the Tenant or its agent as a responsible party and in no way shall attribute responsibility for any such Hazardous Materials to Landlord.

      SECTION 8.4 INDEMNIFICATION. Except to the extent caused by Landlord or arising from the acts or omissions of Landlord, or its agents, employees, contractors, or subcontractors, Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold

Landlord and each of Landlord's officers, directors, partners, trustees, employees, agents, attorneys, successors and assigns free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys' fees) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) arising or resulting in whole or in part, directly or indirectly, from (i) the use, storage, handling, presence, release or discharge of Hazardous Materials, in, on, under, upon or from the Premises or Park (or any part thereof), (ii) the transportation or disposal of Hazardous Materials to or from the Premises, or
(iii) the breach by Tenant of any of its covenants and obligations set forth in this Lease concerning Hazardous Materials or the environmental condition of the Premises or Park, but only to the extent caused by Tenant or its employees, agents, invitees, subtenants, licensees, contractors or subcontractors, whether knowingly or unknowingly, the standard herein being one of strict liability. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Premises or Common Areas, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the term of this Lease.

      Except to the extent caused by Tenant or arising from the acts or omissions of Tenant, or its agents, employees, invitees, subtenants, licensees, contractors, or subcontractors, Landlord shall indemnify, defend (with counsel reasonably acceptable to Tenant), protect and hold Tenant and each of Tenant's officers, directors, partners, trustees, employees, agents, attorneys, successors and assigns free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys' fees) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) to the extent arising or resulting in whole or in part, directly or indirectly, from the presence or discharge of Hazardous Materials, in, on, under, upon or from the Park as of the date of this Lease whether knowingly or unknowingly, the standard herein being one of strict liability. Landlord's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Premises, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the term of this Lease.

      SECTION 8.5 ENVIRONMENTAL SITE ASSESSMENTS. If Landlord reasonably believes that Tenant has not complied with this Article VIII, then upon request by Landlord during the Term, Tenant shall obtain and submit to Landlord an environmental site assessment from an environmental company reasonably acceptable to Landlord and Tenant which assessment shall evidence Tenant's compliance with this Article VIII. If such assessment evidences compliance then Landlord shall pay the cost of such assessment.

      SECTION 8.6 ACTS OR OMISSIONS REGARDING HAZARDOUS MATERIALS. For purposes of the covenants and agreements contained in this Article VIII, (a) any acts or omissions of Tenant, its directors, shareholders, employees, agents, invitees, subtenants, licensees, contractors and subcontractors shall be strictly attributable to Tenant; and (b) any acts or omissions of Landlord, any prior owner or occupant of the Building or any other occupant of the Park or any of their directors, shareholders, employees, agents, customers, invitees, guests, sublessees, assignees, contractors and subcontractors shall not be attributable to Tenant.

      SECTION 8.7 SURVIVAL. The respective rights and obligations of the parties under this Article VII shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE IX.
                        MECHANIC'S LIENS AND OTHER LIENS

      SECTION 9.1 FREEDOM FROM LIENS. Tenant shall not suffer or permit any mechanic's lien or other lien to be filed against the Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Premises at the request of Tenant, or anyone holding the Premises, or any portion thereof, through or under Tenant. If any such mechanic's lien or other lien shall at any time be filed against the Premises, or any portion thereof, Tenant shall cause the same to be discharged of record either by voluntary release by the lien claimant or by posting a bond in the amount required by law, in any case within ten (10) days after Landlord's demand. If Tenant shall fail to discharge such mechanic's lien or liens or other lien within such period, then, in addition to any other right or remedy of Landlord, after five days prior written notice to Tenant, Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien as to the Premises by deposit in the court having jurisdiction of such lien, the foreclosure thereof or other proceedings with respect thereto, of a cash sum sufficient to secure the discharge of the same, or by the deposit of a bond or other security with such court sufficient in form, content and amount to procure the discharge of such lien, or in such other manner as is now or may in the future be provided by present or future law for the discharge of such lien as a lien against the Premises. Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorney's fees of Landlord), together with interest thereon at the Maximum Rate of Interest, shall be repaid by Tenant to Landlord on demand by Landlord and if unpaid may be treated as Additional Rent. Tenant shall indemnify and defend Landlord against and save Landlord and the Premises, and any portion thereof, harmless from all liens, losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

      All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Premises, or any portion thereof.

      SECTION 9.2 REMOVAL OF LIENS. Except as otherwise provided for in this
Article IX, Tenant shall not create, permit or suffer, and shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Premises, or any portion thereof, or the income therefrom, or on the interest of Landlord or Tenant in the Premises, or any portion thereof, save and except for those liens, encumbrances, charges, security interests, or other rights or interests consented to in advance, in writing, by Landlord, or those mortgages, assignments of rents, assignments of leases and other mortgage documentation placed thereon by Landlord in financing or refinancing the Premises. This prohibition shall not apply to any of Tenant's personal property, fixtures or equipment in the Premises and Landlord's consent shall not be required for any financing secured thereby.

                                   ARTICLE X.
                                INTENT OF PARTIES

      SECTION 10.1 NET LEASE. Landlord and Tenant do each state and represent that it is the intention of each of them that this Lease be interpreted and construed as an absolute net lease on the terms and conditions set forth herein and all Basic Rent and Additional Rent shall be paid by Tenant to Landlord without abatement, deduction, diminution, deferment, suspension, reduction or setoff, except as otherwise specifically provided in this Lease, and the obligations of Tenant shall not be affected by reason of damage to or destruction of the Premises from whatever cause (except as provided for in Article XII hereof); nor shall the obligations of Tenant be affected by reason of any condemnation, eminent domain or like proceedings (except as provided in Article XIII hereof); nor shall the obligations of Tenant be affected by reason of any other cause whether similar or dissimilar to the foregoing or by any laws or customs to the contrary. It is the further express intent of Landlord and Tenant that (a) the Basic Rent and Additional Rent, and all other charges and sums payable by Tenant hereunder, shall commence at the times provided herein and shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to an express provision in this Lease; and (b) all costs or expenses of whatsoever character or kind except as expressly provided otherwise in this Lease, general or special, ordinary or extraordinary, foreseen or unforeseen, and of every kind and nature whatsoever that may be necessary or required in and about the Premises, or any portion thereof, and Tenant's possession or authorized use thereof during the term of this Lease, shall be paid by Tenant and all provisions of this Lease are to be interpreted and construed in light of the intention expressed in this Section 10.1; and (c) the Base Rent specified in Section 2.2 shall be absolutely net to Landlord so that this Lease shall yield net to Landlord the Basic Rent specified in Section
2.2 in each year during the term of this Lease (unless extended or renewed at a different Basic Rent), except as expressly provided otherwise herein.

                                   ARTICLE XI.
                               DEFAULTS OF TENANT

      SECTION 11.1 EVENT OF DEFAULT. If any one or more of the following events (sometimes called "Events of Default") shall happen:

      (a) If Tenant shall violate, by operation of law or otherwise, any provision of Article XIV hereof relating to assignment, sublease, mortgage or other transfer of Tenant's interest in this Lease or in the Premises or in the income arising therefrom and such violation shall continue for a period of thirty
            (30) days after written notice thereof given by Landlord to Tenant;

      (b) If Tenant shall fail to pay any Basic Rent or Additional Rent payable under this Lease or any other obligation hereunder to be paid by Tenant, within five (5) days after written notice that the same was not received when due;

      (c) If Tenant shall fail to keep, observe or perform any of the terms contained in this Lease, other than those referred to in Subparagraphs (a), (b), and (d) of this Section 11.1, which does not expose Landlord to criminal liability, and such failure shall continue for a period of 30 days after written notice thereof given by Landlord to Tenant, or in the case of such a default or contingency which cannot with due diligence and in good faith be cured within 30 days, and Tenant fails to proceed promptly and with due diligence and in good faith to cure the same and thereafter to prosecute the curing of such default with due diligence and in good faith, it being intended that in connection with a default which does not expose Landlord to criminal liability, not susceptible of being cured with due diligence and in good faith within 30 days, that the time allowed Tenant within which to cure the same shall be extended for such period as may be reasonably necessary for the curing thereof promptly with due diligence and in good faith;

      (d) If Tenant shall fail to keep, observe or perform any of the terms contained in this Lease, other than those referred to in Subparagraphs (a), (b), and (c) of this Section 11.1, and which exposes Landlord to criminal liability, and such default shall continue after written notice thereof given by Landlord to Tenant, and Tenant fails to proceed timely and promptly with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such default with all due diligence, it being intended that in connection with a default which exposes Landlord to criminal liability that Tenant shall proceed immediately to cure or correct such condition with continuity and with all due diligence and in good faith;

then, and in any such event, Landlord, at any time thereafter may at its sole option exercise any or all rights and remedies available to Landlord under this Lease, at law or in equity, including without limitation termination of this Lease, repossession of the Premises, and/or recovery of Landlord's damages, all in accordance with applicable law.

      SECTION 11.2 SURRENDER OF PREMISES. Upon the occurrence of an Event of Default by Tenant, at any time thereafter, with or without notice or demand except as required by applicable laws and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall not terminate (unless and until Landlord gives written notice to Tenant of its intention to terminate this Lease), and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to enter upon the Premises, and all portions thereof, and possess and repossess itself thereof, and remove Tenant and all other persons and property from the Premises, and all portions thereof, and may have, hold and enjoy the Premises and the right to receive all rental and other income of and from the same.

      SECTION 11.3 RELETTING BY LANDLORD. At any time, or from time to time after any termination of Tenant's right to possession of the Premises, Landlord may relet the Premises, or any portion thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) as Landlord, in its uncontrolled discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon any such reletting provided that Landlord must make reasonable efforts to mitigate its damages.

      SECTION 11.4 NON-TERMINATION OF LEASE. Unless and until Landlord gives Tenant written notice stating specifically that Landlord has elected to proceed under Section 11.5 hereof, no termination of Tenant's right to possession of the Premises shall relieve Tenant of its liabilities and obligations under this Lease, and such liabilities and obligations shall survive any such termination. In the event of any such termination, whether or not the Premises, or any portion thereof, shall have been relet, Tenant shall pay to Landlord a sum equal to the Basic Rent, and the Additional Rent and any other charges required to be paid by Tenant, up to the time of such termination of this Lease, and thereafter Tenant, until the end of what would have been the term of this Lease in the absence of such termination, shall be liable to Landlord for, and shall pay to Landlord, as and for liquidated and agreed current damages for Tenant's default:

      (a) The equivalent of the amount of the Basic Rent and Additional Rent which would be payable under this Lease by Tenant if this Lease were still in effect, less

      (b) The net proceeds of any reletting effected pursuant to the provisions of Section 11.3 hereof after deducting all of Landlord's reasonable expenses in connection with such reletting including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorney's fees, alteration costs, and expenses of preparation of the Premises, or any portion thereof, for such reletting.

      Tenant shall pay such current damages in the amount determined in accordance with the terms of this Section 11.4, as set forth in a written statement thereof from Landlord to Tenant (hereinafter called the "Deficiency"), to Landlord in monthly installments on the days on which the Basic Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly installment of the Deficiency as the same shall arise.

      SECTION 11.5 TERMINATION OF LEASE. At any time after an Event of Default, whether before or after termination of Tenant's right to possession of the Lease Premises, whether or not Landlord shall have collected any monthly Deficiency as set forth in Section 11.4, Landlord shall be entitled to terminate this Lease and recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for final damages for Tenant's default, an amount equal to the difference between the then present worth of the aggregate of the Basic Rent and Additional Rent and any other charges to be paid by Tenant hereunder for the unexpired portion of the term of this Lease (assuming this Lease had not been so terminated), and the then present worth of the then aggregate fair and reasonable fair market rent of the Premises for the same period. In the computation of present worth, a discount at the rate of 6% per annum shall be employed. If the Premises, or any portion thereof, be relet by Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable fair market rent for the part or the whole of the Premises so relet during the term of the reletting. Nothing herein contained or contained in this Article XI shall limit or prejudice the right of Landlord to prove for and obtain, as damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

      SECTION 11.6 NO WAIVER. No failure by Landlord or by Tenant to insist upon the performance of any of the terms of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial rent from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease, except that acceptance of any late payment shall waive the default with respect to such payment. None of the terms of this Lease to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord and/or by Tenant, as the case may be. No waiver of any breach shall affect or alter this Lease, but each of the terms of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach of this Lease. No waiver of any default of Tenant or Landlord herein shall be implied from any omission by Landlord or Tenant (as applicable) to take any action on account of such default, if such default persists or is repeated and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

      SECTION 11.7 REMEDIES. In the event of any breach by Tenant or Landlord of any of the terms contained in this Lease, the other party shall be entitled to enjoin such breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though entry, reentry, summary proceedings and other remedies were not provided for in this Lease. Each remedy or right of a party provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or the beginning of the exercise by a party of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by such party of any or all other rights or remedies. Notwithstanding the foregoing, Landlord shall not be in breach of this Lease and Tenant shall not exercise any of its rights or remedies for such breach unless and until the notice(s) have been given and cure period expired as provided under Section 15.2.

      SECTION 11.8 BANKRUPTCY. If during the term of this Lease, (a) Tenant shall make an assignment for the benefit of creditors, (b) a voluntary petition be filed by Tenant under any law having for its purpose the adjudication of Tenant a bankrupt, or Tenant be adjudged a bankrupt pursuant to an involuntary petition in bankruptcy, (c) a receiver be appointed for the property of Tenant, or (d) any department of the state or federal government, or any officer thereof duly authorized, shall take possession of the business or property of Tenant, the occurrence of any such contingency shall be deemed a breach of the Lease and this Lease shall, ipso facto upon the happening of any of said contingencies, be terminated and the same shall expire as fully and completely as if the day of the happening of such contingency were the date herein specifically fixed for the expiration of the term, and Tenant will then quit and surrender the Premises, but Tenant shall remain liable as hereinafter provided. Notwithstanding other provisions of this Lease, or any present or future law, Landlord shall be entitled to recover from Tenant or Tenant's estate (in lieu of the equivalent of the amount of all rent and other charges unpaid at the date of such termination) as damages for loss of the bargain and not as a penalty, an aggregate sum which at the time of such termination represents the difference between the then present worth of the aggregate of the Basic Rent and Additional Rent and any other charges payable by Tenant hereunder that would have accrued for the balance of the term of this Lease (assuming this Lease had not been so terminated), over the then present worth of the aggregate fair market rent of the Premises for the balance of such period, unless any statute or rule of law covering the proceedings in which such damages are to be proved shall limit the amount of such claim capable of being so proved, in which case Landlord shall be entitled to prove as and for damages by reason of such breach and termination of this Lease the maximum amount which may be allowed by or under any such statute or rule of law without prejudice to any rights of Landlord against any guarantor of Tenant's obligations herein. In the computation of present worth, a discount rate of 6% per annum shall be employed. Nothing contained herein shall limit or prejudice Landlord's right to prove and obtain as damages arising out of such breach and termination the maximum amount allowed by any such statute or rule of law which may govern the proceedings in which such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the excess of the present value of the rent and other charges required herein over the present value of the fair market rents referred to above. Specified remedies to which Landlord may resort under the terms of this Section 11.8 are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled.

                                  ARTICLE XII.
                           DESTRUCTION AND RESTORATION

      SECTION 12.1 LANDLORD'S REPAIR OBLIGATIONS. If the Premises, Common Areas, the Park or any improvements thereto shall be damaged by fire or other casualty for which Landlord is carrying or required by this Lease to carry insurance, then Landlord shall immediately and with all due diligence commence and complete the repair of such damage (including damage to all personal property, fixtures and improvements in the Premises owned by Landlord and used by Tenant), unless this Lease is terminated as provided herein. In the event the damage or destruction is an insured loss, for so long as Landlord is diligently pursuing collection of the insurance proceeds, the time period for Landlord to commence repair shall be extended until the proceeds are received. From the date the damage occurs to the date the repairs are complete, any rent due hereunder shall be reduced by the same percentage as the percentage of the Premises

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

which are damaged or destroyed, except to the extent that Tenant receives the proceeds of rental or business interruption insurance applicable to such rents. Anything herein to the contrary notwithstanding, if any damage or destruction to the Premises from any cause whatsoever is not, or in Landlord's reasonable judgment cannot be, repaired within two hundred seventy (270) days after receipt of insurance proceeds and building permits, then Landlord shall give Tenant notice thereof, and thereafter either Tenant or Landlord may terminate this Lease by delivering written notice to the other within thirty (30) days of the date of Landlord's notice. In addition, if any damage or destruction to the Premises from any cause whatsoever occurs and (a) the cost to repair such damage exceeds fifty percent (50%) of the replacement cost of the Premises, (b) the portion of damage or destruction that is uninsurable through reasonable insurance policies typically maintained by landlords in the Greater Seattle-Bellevue-Renton metropolitan area exceeds $100,000, or (c) the cost of restoration exceeds available insurance proceeds by more than $100,000; and Landlord elects not to repair such damage, then Landlord shall have the right to terminate this Lease by written notice to Tenant given within sixty (60) days after the date of such determination by Landlord, In addition, if any damage or destruction to the Premises from any cause whatsoever occurs and such damage is not repaired within two hundred seventy (270) days after receipt of insurance proceeds and building permits, then Tenant may terminate this Lease by delivering written notice to Landlord prior to Landlord's tender of possession.

      In no event shall Landlord be obligated to repair or restore any special equipment or improvements installed by Tenant. Tenant agrees that promptly after completion of such work by Landlord, it will proceed with reasonable diligence and at its sole cost and expense to rebuild, repair and/or replace its signs, fixtures and equipment used by Tenant to the extent Tenant deems necessary for its operations in the Premises.

      Notwithstanding anything to the contrary herein contained, in the event the Premises shall be damaged or destroyed by fire or otherwise in excess of thirty percent (30%) of the full replacement cost of the Premises during the last twelve (12) months of the Term, either party shall have the option to terminate this Lease as of the date of such damage or destruction by giving written notice to the other party within ninety (90) days following the date of such damage or destruction unless Tenant exercises at least one Renewal Term option within ten (10) days of Landlord's notice.

      SECTION 12.2 OTHER DAMAGE. In the event that more than fifty percent (50%) of the value of the Park is damaged or destroyed by fire or other casualty, and irrespective of whether such damage or destruction can be repaired within one hundred eighty (180) days thereafter, then Landlord, at its option, by written notice to the other party mailed within ninety (90) days from the date of such damage or destruction, may terminate this Lease effective upon a date within ninety (90) days from the date of such notice provided that Landlord must terminate the leases of all its tenants in the Park.

      SECTION 12.3 RENT APPORTIONMENT. In the event of a termination of this Lease pursuant to this Article XII, the Basic Rent and Additional Rent shall be apportioned on a per diem basis and paid to the date of such termination, provided, however, that if the Premises are damaged or destroyed, Basic Rent and Additional Rent shall be proportionately reduced from the date of such damage or destruction based upon the extent to which the damage and making of repairs shall reasonably interfere with the business carried on by Tenant in the Premises.

                                  ARTICLE XIII.
                                  CONDEMNATION

      SECTION 13.1 GENERAL RIGHTS UPON CONDEMNATION. If the whole or any substantial portion of the Premises shall be taken under the power of eminent domain, or conveyed in lieu thereof ("taken"), then this Lease shall terminate as to the part so taken on the day when Tenant or Landlord is required to yield possession thereof. Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to a condition satisfactory for Tenant's use, and any rent due hereunder shall abate upon that portion of the Premises which cannot reasonably be used by Tenant for operation of its business while such repairs are being made. The Basic Rent and Additional Rent due hereunder shall thereafter be fairly and equitably reduced in accordance with the portion so condemned or taken effective as of the date of such condemnation or taking. The foregoing notwithstanding, Landlord's expenses in restoring, repairing and altering in the event of a condemnation shall be limited to available condemnation proceeds after deducting the reasonable cost of recovering the same but if Landlord does not fully restore the Premises Tenant may either terminate this Lease or elect to keep this Lease in effect but pay equitably reduced rent based on the degree of interference with its use. In addition, if (a) in Tenant's reasonable judgment, the portion of the Premises so taken materially adversely impairs the economic viability of the business then being operated in the Premises, (b) more than twenty percent (20%) of the parking in the Park is taken, or (c) more than thirty-five percent (35%) of the Premises are taken, then Tenant, or Landlord in the event subsection (c) shall occur, shall have the option to terminate this Lease at any time within sixty
(60) days after Tenant or Landlord is required to yield possession of the area so taken, and Basic Rent and Additional Rent shall be abated from the date of the taking pro rata in accordance with the portion of the Premises as to which this Lease is terminated incident to the taking. In addition, if more than thirty percent (30%) of the buildings upon the Park, including the Premises, shall be taken at any time and Landlord elects not to repair, alter, rebuild or reconstruct, then Landlord shall have the right to terminate this Lease by written notice to Tenant given within sixth (60) days after the date of such taking provided that Landlord terminates the leases of all its tenants in the Park.

      SECTION 13.2 AWARD. The entire compensation award therefor, including, but not limited to, all damages as compensation for diminution in value of the leasehold, the reversion or the fee, shall belong to Landlord without any deductions therefrom or any present or future estate of Tenant, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award. Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant, in Tenant's own right on account of Tenant's relocation expenses and any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss which Tenant might incur in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment; provided, however, Tenant shall have no right to receive any award for its interest in this Lease or for the loss of leasehold, and provided further, however, Tenant shall not be entitled to claim any award to the extent the award to Landlord would be reduced below the amount that would be allowed to Landlord absent such claim by Tenant.

                                  ARTICLE XIV.
                          ASSIGNMENT, SUBLETTING, ETC.

      SECTION 14.1 RESTRICTION ON TRANSFER. Except as permitted in Section 14.5 below, Tenant shall not sublet the Premises, or any portion thereof, nor assign, mortgage, pledge, transfer or otherwise encumber or dispose of this Lease, or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Premises, or any portion thereof, without obtaining Landlord's prior written consent in each and every instance, which consent shall not be unreasonably withheld, conditioned or delayed. For purposes of this Article XIV, a change in control of Tenant, however effected, including by operation of law, shall be deemed an assignment of this Lease; "control" shall mean the possession of the power to direct or cause the direction of the management and policies of Tenant, whether through ownership of voting securities, contract or otherwise. The immediately preceding sentence, however, shall not be applicable to any Tenant corporation the outstanding voting stock of which is listed on a national securities exchange. In determining whether or not to grant its consent to the Tenant's sublet or assignment request, Landlord may consider any reasonable factor, including without limitation, the following:

      (i) financial strength of the proposed subtenant/assignee, as evidenced by financial statements prepared by an independent public accountant, reasonably satisfactory to Landlord;

      (ii) business reputation of the proposed subtenant/assignee satisfactory to Landlord; and

      (iii) use of the Premises by the proposed subtenant/assignee will be only for the Permitted Use and will not violate this Lease.

      In addition to the foregoing requirements of this Section 14.1, Landlord's consent to any such proposed transfer and Tenant's right to make a Permitted Transfer (defined in Section 14.5) are each conditioned upon Tenant complying with the following requirements:

      (a) Any assignment of this Lease shall transfer to the assignee all of Tenant's right, title and interest in this Lease and all of Tenant's estate or interest in the Premises.

      (b) At the time of any assignment or subletting, and at the time when Tenant requests Landlord's written consent thereto, this Lease must be in full force and effect, without any uncured Event of Default.

      (c) Any such assignee shall assume, by written, recordable instrument, in form and content satisfactory to Landlord, the due performance of all of Tenant's obligations thereafter arising under this Lease, and such assumption agreement shall state that the same is made by the assignee for the express benefit of Landlord as a third party beneficiary thereof. A copy of the assignment and assumption agreement, both in form and content reasonably satisfactory to Landlord, fully executed and acknowledged by assignee, together with a certified copy of a properly executed corporate resolution (if the assignee be a corporation) authorizing the execution and delivery of such assumption agreement, shall be provided to Landlord at least ten
            (10) days prior to the effective date of such assignment.

      (d) In the case of a subletting, a copy of any sublease fully executed and acknowledged by Tenant and the sublessee shall be provided to Landlord at least ten (10) days prior to the effective date of such subletting, which sublease shall be in form and content reasonably acceptable to Landlord.

      (e) Such assignment or subletting shall be subject to all the provisions, terms, covenants and conditions of this Lease, and Tenant-assignor (and the guarantor or guarantors of this Lease, if any) and the assignee or assignees shall each execute any document reasonably requested by Landlord affirming that they continue to be and remain liable under this Lease and any guaranty, as applicable, as such may be amended from time to time without notice to any assignor of Tenant's interest or to any guarantor.

      (f) Each sublease permitted under Section 14.1 or Section 14.5 shall contain provisions to the effect that (i) such sublease is only for actual use and occupancy by the sublessee; (ii) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Landlord thereunder; and (iii) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlord's option, attorn to Landlord and waive any rights the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease.

      (g) Tenant agrees to pay on behalf of Landlord any and all reasonable costs of Landlord, including reasonable attorney's fees paid or payable to outside counsel, occasioned by such assignment or subletting up to a maximum of $5,000.

      SECTION 14.2 RESTRICTION FROM FURTHER ASSIGNMENT. Notwithstanding anything contained in this Lease to the contrary and notwithstanding any consent by Landlord to any sublease of the Premises, or any portion thereof, or to any assignment of this Lease or of Tenant's interest or estate in the Premises, no sublessee shall assign its sublease nor further sublease the Premises, or any portion thereof, and no assignee shall further assign its interest in this Lease or its interest or estate in the Premises, or any portion thereof, nor sublease the Premises, or any portion thereof, without Landlord's prior written consent in each and every instance. No such assignment or subleasing shall relieve Tenant from any of Tenant's obligations contained in this Lease.

      SECTION 14.3 TENANT'S FAILURE TO COMPLY. Tenant's failure to comply with all of the foregoing provisions and conditions of this Article XIV shall (whether or not Landlord's consent is required under this Article), at Landlord's option, render any purported assignment or subletting null and void and of no force and effect.

      SECTION 14.4 SHARING OF EXCESS RENT. If Landlord consents to Tenant assigning its interest under this Lease or subletting all or any portion of the Premises (other than a Permitted Transfer), Tenant shall pay to Landlord (in addition to Rent and all other amounts payable by Tenant under this Lease) fifty percent (50%) of the consideration payable by such assignee or subtenant (excluding any affiliate of Tenant or Tenant's parent) in excess of the Rent otherwise payable by Tenant from time to time under this Lease, after deducting from such excess rents all of Tenant's reasonable expenses in connection with such assigning or subletting, including, without limitation, all brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation of Premises, or portion thereof, for such assigning or subletting. For the purposes of this computation, the additional amount payable by Tenant shall be determined by application of the rental rate per square foot for the Premises or any portion thereof sublet. Said additional amount shall be paid to Landlord immediately upon receipt by Tenant of such consideration from the assignee or subtenant.

      SECTION 14.5 PERMITTED TRANSFERS. Notwithstanding Section 14.1, Tenant may sublet or assign all or part of its interest in this Lease or all or part of the Premises (a "Permitted Transfer") to the following types of entities (a "Permitted Transferee") without the written consent of Landlord:

      (i) any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Tenant;

      (ii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as
            (A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth (defined below) of the surviving or created entity is not less than $40 million as of the date of the transfer; or

      (iii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets if such entity's Tangible Net Worth after such acquisition is not less than $40 million as of the date of the transfer.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building or the Park, Landlord or other tenants of the Park. No later than five (5) business days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing transfers,

(B) documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent transfers. "Tangible Net Worth" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent transfer by a Permitted Transferee shall be subject to the terms of this Article XIV.

                                   ARTICLE XV.
                         SUBORDINATION, NONDISTURBANCE,
                       NOTICE TO MORTGAGEE AND ATTORNMENT

      SECTION 15.1 SUBORDINATION BY TENANT. This Lease and all rights of Tenant therein, and all interest or estate of Tenant in the Premises, or any portion thereof, shall be subject and subordinate to the lien of any mortgage, deed of trust, security instrument or other document of like nature ("Mortgage"), which at any time may be placed upon the Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage. In order to confirm such subordination, Tenant agrees at any time hereafter, and from time to time on demand of Landlord, to execute and deliver to Landlord any reasonable instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease to the lien of any such Mortgage, including an instrument in the form of EXHIBIT C attached hereto. It is agreed, nevertheless, that so long as Tenant is not in default in the payment of Basic Rent and Additional Rent and the performance and observance of all covenants, conditions, provisions, terms and agreements to be performed and observed by Tenant under this Lease, that such subordination agreement or other instrument, release or document shall not interfere with, hinder or molest Tenant's rights under this Lease, nor the right of Tenant to continue to occupy the Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. The lien of any such Mortgage shall not cover Tenant's trade fixtures or other personal property located in or on the Premises. Landlord shall request and diligently pursue a subordination and non-disturbance agreement from the holder of any Mortgage in effect on the date of this Lease in the form attached hereto as EXHIBIT C.

      SECTION 15.2 LANDLORD'S DEFAULT. In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy, except as specifically provided for in this Lease, until Tenant has given Landlord prior written notice of such act or omission and until a 30-day period of time to allow Landlord or the mortgagee to remedy such act or omission shall have elapsed following the giving of such notice; provided, however, if such act or omission cannot, with due diligence and in good faith, be remedied within such 30-day period, the Landlord and/or mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it shall have commenced remedying the same with due diligence and in good faith within said 30-day period. In the event Landlord's act or omission

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

which constitutes a Landlord's default hereunder results in an immediate threat of bodily harm to Tenant's employees, agents or invitees, or damage to Tenant's property Tenant may proceed to cure the default without prior notice to Landlord provided, however, in that event Tenant shall give written notice to Landlord as soon as possible after commencement of such cure. Nothing herein contained shall be construed or interpreted as requiring any mortgagee to remedy such act or omission.

      SECTION 15.3 ATTORNMENT. If any mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Premises, whether through possession or foreclosure or the delivery of a deed to the Premises, then, upon the written request of such mortgagee so succeeding to Landlord's rights hereunder, Tenant shall attorn to and recognize such mortgagee as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such mortgagee may reasonably request to evidence such attornment (whether before or after making of the mortgage). In the event of any other transfer of Landlord's interest hereunder, upon the written request of the transferee and Landlord, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment. Any party to whom Tenant is asked to attorn must agree to assume and perform Landlord's obligations under this Lease.

                                  ARTICLE XVI.
                                      SIGNS

      SECTION 16.1 TENANT'S SIGNS. Tenant may, at its sole cost and expense, erect signs on the exterior or interior of the Building, provided that such sign or signs (a) do not cause any structural damage or other damage to the Building;
(b) do not violate applicable governmental laws, ordinances, rules or regulations; (c) do not violate any existing restrictions affecting the Premises; (d) are in accordance with the sign standards for Willows Commerce Park set forth on EXHIBIT D attached hereto; and (e) all signage is approved by Landlord (which approval shall not be unreasonably withheld) and the City of Redmond. Tenant, upon vacation of the Premises, or the removal or alteration of its signs for any reason, shall be responsible for the repair, painting and/or replacement of the Building fascia surface where signs are attached.

                                  ARTICLE XVII.
                                REPORTS BY TENANT

      SECTION 17.1 ANNUAL STATEMENTS. Upon request by Landlord at any time after 90 days after the end of the applicable fiscal year of Tenant or at any time in the event of a proposed refinance or sale of the Property, if such statements are not available from a public source such as SEC.gov, Tenant shall deliver to Landlord promptly after written request a financial statement or annual report of Tenant for such fiscal year, and a financial statement or annual report of any guarantor of Tenant's obligations under this Lease for such guarantor's fiscal year, which finance statement(s) or annual report(s) shall be prepared in accordance with generally accepted accounting principles and prepared by an independent certified public accountant and certified by an officer of Tenant or guarantor, as applicable, as true, accurate and correct in all material respects. Landlord acknowledges that Tenant's financial statements are currently presented in a consolidated format with that of its parent company.

                                 ARTICLE XVIII.
                             CHANGES AND ALTERATIONS

      SECTION 18.1 TENANT'S CHANGES AND ALTERATIONS. Tenant shall not make any modifications, improvements, alterations, additions or installations in or to the Premises (hereinafter referred to in this paragraph as the "work") without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Along with any request for Landlord's consent and before commencement of any work or delivery of any materials to be used in any work to the Premises or into the Park, Tenant shall furnish Landlord with plans and specifications, names and addresses of contractors. Unless Landlord, in its consent, in writing, states that upon expiration or termination of the Term of this Lease, Landlord will require Tenant to remove all or any of the proposed alterations described in Tenant's plans and specifications and restore the Premises to the same condition they were immediately prior to such alterations, then Landlord shall not have the right, pursuant to Section 19.19, to require removal thereof as otherwise set forth in Section 19.19. Tenant shall not be required to remove any of the following items: wall coverings, floor coverings, structural changes, offices or other improvements comparable to those in the Premises on the date hereof. Tenant agrees to defend and hold Landlord harmless from any and all liens, claims and liabilities of any kind and description which may arise out of or be connected in any way with said modifications, improvements, alterations, additions or installations. All such work shall be done only by contractors or mechanics reasonably approved by Landlord. Tenant shall pay the cost of all such modifications, improvements, alterations, additions or installations. Upon completion of the work, Tenant shall furnish Landlord with contractor's affidavits and full and final waivers of liens. All such work shall comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities and shall be constructed in a good and workmanlike manner. Tenant shall permit Landlord to inspect construction operations in connection with any such work. Tenant or Tenant's contractor shall perform all work in such manner as to avoid materially interfering with Landlord's operation of the Park. Notwithstanding anything to the contrary contained herein, Tenant shall be permitted to perform work not affecting the structural, electrical or mechanical systems of the Premises or the Park which does not in the aggregate cost more than $50,000 in any twelve
(12) month period (but subject to all the other terms of this Section 18 other than the requirement to obtain Landlord's prior consent to such work.

                                  ARTICLE XIX.
                            MISCELLANEOUS PROVISIONS

      SECTION 19.1 ENTRY BY LANDLORD. Landlord shall have the right to enter the Premises for any reasonable purpose after providing a minimum of 48 hours' informal notice to Tenant's designated employee of the need to access the Premises, unless required by any governmental agency or emergency situation to have earlier access. Tenant shall coordinate all access and Landlord shall be accompanied by a designated representative of Tenant at all times. Nothing herein contained shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease, Tenant may be required to perform and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord may, during the progress of any work, keep and store upon the Premises all necessary materials, tools and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making repairs or the performance of any work in or about the Premises, or on account of bringing material, supplies and equipment into, upon or through the Premises during the course thereof, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever. Landlord shall use its best efforts to avoid interfering with the conduct of Tenant's business.

      SECTION 19.2 EXHIBITION OF PREMISES. Landlord is hereby given the right during usual business hours at any time during the term of this Lease after 24 hours' notice and in the company of Tenant's representative to enter upon the Premises and to exhibit the same for the purpose of mortgaging, selling or leasing the same (provided that prospective tenants may enter the Premises only during the last twelve (12) months of the Term). During the final twelve (12) months of the Term, Landlord shall be entitled to display on the Premises, in such manner as to not unreasonably interfere with Tenant's business, signs indicating that the Premises are for rent or sale and suitably identifying Landlord or its agent. Tenant agrees that such signs may remain unmolested upon the Premises and that Landlord may exhibit said premises to prospective tenants during said period.

      SECTION 19.3 WAIVER. Except as otherwise expressly provided herein, Landlord shall not be liable for any loss or damage to any person or property sustained by Tenant, or other persons, which may be caused by theft, or by an act or neglect of any tenant of the Park or by any other person in or about the Building or Park. Neither Landlord nor any partner, director, officer, trustee, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury of damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, except to the extent caused by or resulting from the negligence or willful misconduct of Landlord, its agents, servants or employees. Further, neither Landlord nor Tenant nor any partner, director, officer, trustee, agent, servant or employee of Landlord or Tenant shall be liable: (i) for any such damage caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work; or (ii) even if negligent, for incidental or consequential damages, including lost profits, of the other party or any person claiming through or under the other party.

      SECTION 19.4 INDEMNIFICATION. Except as otherwise provided herein, Tenant covenants to indemnify, defend and hold harmless Landlord and its partners, directors, officers, trustees, agents, employees, successors and assigns from and against all claims, and all costs, expenses and liabilities incurred in connection with such claims, including any action or proceeding brought thereon, arising from or as a result of (1) the use or occupancy of the Premises or Park by Tenant, its agents, employee, invitees or visitors, (2) any accident, injury, loss, or damage whatsoever caused to any natural person, or to the property of any person, alleged to have occurred on the Premises during the term of this Lease, or (3) any alleged or proven negligence or willful misconduct of Tenant or of any sublessee, concessionaire, licensee or departmental lessee of Tenant or of the agents, contractors, servants or employees of Tenant or of any such sublessee, concessionaire, licensee or departmental lessee of Tenant during the term of this Lease alleged or proven to have occurred in or about the Park exclusive of the Premises; excepting, however, in each case, claims, accidents, injuries, loss or damages to the extent the same arise from or as a result of any alleged or proven negligence or willful misconduct of Landlord or its agents, contractors, servants or employees (for which Landlord shall indemnify Tenant except as otherwise expressly provided herein), except to the extent Tenant has waived a claim against Landlord pursuant to Section 5.4. The provisions of this Section
19.4 shall survive the expiration or termination of this Lease.

      SECTION 19.5 NOTICES. All notices, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall be in writing. All notices, demands and requests shall be sent by United States registered or certified mail, postage prepaid or by a nationally recognized independent overnight courier service, addressed as follows:

         To Landlord:     Willows Commerce Park
                          c/o Kessler & Kessler
                          1000 Marina Village Parkway, Suite 130
                          Alameda, CA 94501
                          Fax:(510)814-6609

           To Tenant:     TFS Electronic Manufacturing
                          1600 North Desert Drive
                          Tempe, AZ 85281-1230
                          Attn: George Pisaruk
                          Fax: (602)389-8832

or at such other place which is not a post office box as either party may from time to time designate by written notice to the other. Notices, demands and requests which shall be served upon Landlord by Tenant, or upon Tenant by Landlord, in the manner aforesaid, shall be deemed to be sufficiently served or given for all purposes hereunder on the earlier of actual receipt or the third day after such notice, demand or request shall be mailed or delivered by courier.

      SECTION 19.6 QUIET ENJOYMENT. Landlord covenants and agrees that Tenant, upon paying the Basic Rent and Additional Rent, and upon observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, observed and performed, shall lawfully and quietly hold, occupy and enjoy the Premises (subject to the provisions of this Lease) during the term of this Lease without hindrance or molestation by Landlord or by any person or persons claiming under Landlord.

      SECTION 19.7 LANDLORD'S CONTINUING OBLIGATIONS. The term "Landlord," as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Premises, and in the event of any transfer or transfers or conveyance of such interest the grantor shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed that are assumed in writing by the transferee, provided that any funds in the hands of such landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be deemed to have been turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease shall be paid to Tenant. The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the aforesaid, be binding on Landlord's successors and assigns, during and in respect of their respective successive periods of ownership. Nothing herein contained shall be construed as releasing Landlord from any obligation to complete the cure of any breach by Landlord during the period of its ownership of the Premises.

      SECTION 19.8 ESTOPPEL. Landlord and Tenant shall, each without charge at any time and from time to time, within ten (10) business days after written request by the other party, certify by written instrument, duly executed, acknowledged and delivered to any mortgagee, assignee of a mortgagee, proposed mortgagee, or to any purchaser or proposed purchaser, or to any other person dealing with Landlord, Tenant or the Premises:

      (a) That this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified, and stating the modifications);

      (b) The dates to which the Basic Rent or Additional Rent have been paid in advance;

      (c) Whether or not there are then existing any breaches or defaults by such party or the other party known by such party under any of the covenants, conditions, provisions, terms or agreements of this Lease, and specifying such breach or default, if any, or any setoffs or defenses against the enforcement of any covenant, condition, provision, term or agreement of this Lease (or of any guaranties) upon the part of Landlord or Tenant (or any guarantor), as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same); and

      (d) Such other statements or certificates as to factual matters as the recipient may reasonably request.

      It is the intention of the parties hereto that any statement delivered pursuant to this Section 19.8 may be relied upon by any of such parties dealing with Landlord, Tenant or the Premises. If Tenant does not deliver such statement to Landlord within such ten (10) business day period, Landlord, and any prospective purchaser or encumbrancer of the Premises or the Building, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord in the draft estoppel delivered to the Tenant for execution; (ii) that this Lease has not been canceled or terminated and is in full force and effect, except as otherwise represented by Landlord in the draft estoppel delivered to the Tenant for execution; that the current amounts of the Basic Rent and Security Deposit are as represented by Landlord in the draft estoppel delivered to the Tenant for execution; that there have been no subleases or assignments of the Lease; (iii) that not more than one month's Basic Rent or other charges have been paid in advance; and (iv) that to Tenant's knowledge, Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

      SECTION 19.9 RULES AND REGULATIONS. Tenant shall perform, observe and comply with all reasonable nondiscriminatory rules and regulations established by Landlord for the Park from time to time, including the Rules and Regulations attached hereby as EXHIBIT E.

      SECTION 19.10 MEMORANDUM OF LEASE. Upon not less than ten (10) business days prior written request by either party, the parties hereto agree to execute and deliver to each other a Memorandum Lease, in recordable form, setting forth
(a) the date of this Lease; (b) the parties to this Lease; (c) the term of this Lease; (d) the legal description of the Premises; and (e) such other matters reasonably requested by Landlord to be stated therein. Landlord shall ensure that any previously recorded memorandum of lease is released of record.

      SECTION 19.11 SEVERABILITY. If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease shall be valid and in force to the fullest extent permitted by law. This Lease shall be construed and be enforceable in accordance with the laws of the state in which the Premises are located.

      SECTION 19.12 SUCCESSORS AND ASSIGNS. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

      SECTION 19.13 CAPTIONS. The caption of each article of this Lease is for convenience and reference only, and in no way defines, limits or describes the scope or intent of such article or of this Lease.

      SECTION 19.14 RELATIONSHIP OF PARTIES. This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

      SECTION 19.15 ENTIRE AGREEMENT. All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease. This Lease together with the Exhibits contains the entire agreement between the parties and shall not be modified or amended in any manner except by an instrument in writing executed by the parties hereto.

      SECTION 19.16 NO MERGER. There shall be no merger of this Lease or the leasehold estate created by this Lease with any other estate or interest in the Premises by reason of the fact that the same person, firm, corporation or other entity may acquire, hold or own directly or indirectly, (a) this Lease or the leasehold interest created by this Lease or any interest therein, and (b) any such other estate or interest in the Premises, or any portion thereof. No such merger shall occur unless and until all persons, firms, corporations or other entities having an interest (including a security interest) in (1) this Lease or the leasehold estate created thereby, and (2) any such other estate or interest in the Premises, or any portion thereof, shall join in a written instrument expressly effecting such merger and shall duly record the same.

      SECTION 19.17 POSSESSION AND USE. Tenant acknowledges that the Premises are the property of Landlord and that Tenant has only the right to possession and use thereof upon the covenants, conditions, provisions, terms and agreements set forth in this Lease. This Lease does not create any rights to light or air by means of openings in the walls of the Building, any rights or interests in the parking facilities or other Common Areas, or any other rights, easements or licenses, by implication or otherwise, except as expressly set forth in this Lease. In particular, Landlord retains possession and control of the exterior of the Building, including without limitation the roof, with is not included as part of the Premises provided that Landlord shall not install or permit the installation of any equipment on the roof after the date hereof that interferes with any equipment in the Premises without Tenant's consent.

      SECTION 19.18 NO SURRENDER DURING LEASE TERM. No surrender to Landlord of this Lease or of the Premises, or any portion thereof, or any interest therein, prior to the expiration of the term of this Lease shall be valid or effective unless agreed to and accepted in writing by Landlord and consented to in writing by all mortgagees, and no act or omission by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord consented to by all contract vendors and the mortgagees, as aforesaid, shall constitute an acceptance of any such surrender.

      SECTION 19.19 SURRENDER OF PREMISES. At the expiration of the term of this Lease, Tenant shall surrender the Premises in the same condition as the same were in upon delivery of possession thereto at the Commencement Date of the term of this Lease, reasonable wear and tear, alterations permitted hereunder and damage by casualty excepted, and shall surrender all keys to the Premises to Landlord at the place then fixed for the payment of Basic Rent and shall inform Landlord of all combinations on locks, safes and vaults, if any. In particular, upon expiration or termination of the Lease, Tenant will not sever, remove, damage or destroy any of the computer and telecommunication lines, wires and cables installed in the Premises unless expressly requested to do so by Landlord. Tenant shall at such time remove all of its property therefrom and all alterations and improvements placed thereon by Tenant, if so requested by Landlord pursuant to Section 18.1. Tenant shall repair any damage to the Premises caused by such removal, and any and all such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. If the Premises be not surrendered as above set forth, Tenant shall indemnify, defend and hold Landlord harmless against loss or liability resulting from the delay by Tenant in so surrendering the Premises, including, without limitation any claim made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.

      All property of Tenant not removed within 30 days after the last day of the term of this Lease shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all property of Tenant from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Premises to good order, condition and repair.

      SECTION 19.20 HOLDING OVER. In the event Tenant remains in possession of the Premises after expiration of this Lease, and without the execution of a new lease, it shall be deemed to be occupying the Premises as a tenant from month to month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Basic Rent shall be escalated to one hundred fifty percent (150%) of the then current Basic Rent for the Premises.

      SECTION 19.21 APPROVALS. Any approval by Landlord or Landlord's architects and/or engineers of any of Tenant's drawings, plans and specifications which are prepared in connection with any construction of improvements respecting the Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any reason, purpose or condition, but such approval shall merely be the consent of Landlord, as may be required hereunder, in connection with Tenant's construction of improvements relating to the Premises in accordance with such drawings, plans and specifications. Unless a party's consent or approval is permitted by the express terms of this Lease to be withheld in such party's sole discretion, such approval or consent may not be unreasonably withheld, delayed or conditioned by such party.

      SECTION 19.22 SURVIVAL. All obligations (together with interest or money obligations at the Maximum Rate of Interest) accruing prior to expiration of the term of this Lease shall survive the expiration or other termination of this Lease.

      SECTION 19.23 ATTORNEYS' FEES. In the event of any litigation between the parties hereto, declaratory or otherwise, in connection with or arising out of this Lease, the prevailing party on each issue in dispute shall recover from the nonprevailing party all actual costs, actual damages and actual expenses, including attorneys' fees, paralegal fees and other professional fees expended or incurred in connection therewith as set by the trial court, including for appeals, which shall be determined and fixed by the court as part of the judgment. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant, or by any third party against Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense.

      SECTION 19.24 LANDLORD'S LIMITED LIABILITY. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, covenants, undertakings and agreements herein made on the part of Landlord are intended not as personal representations, covenants, undertakings and agreements of the members, managers, shareholders, partners, trustees, directors, officers, employees and agents of Landlord, but are made and intended for the purpose of binding only Landlord's interest in the Building and underlying land and the proceeds and income therefrom and any insurance maintained therefor by Landlord. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforced against, any of the members, managers, shareholders, partners, trustees, directors, officers, employees or agents of Landlord on account of this Lease, on account of any covenant, undertaking or agreements in this Lease contained (either expressed or implied), all such personal liability, if any, being expressly waived and released by Tenant herein, and by all persons claiming by, through or under Tenant. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and underlying land and the proceeds and income therefrom and any insurance maintained therefor by Landlord, and neither Landlord nor its members, managers, shareholders, partners, trustees, directors, officers, employees or agents nor any other person or entity owning any interest in or affiliated with Landlord shall be liable for any deficiency. The term "Landlord," as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Building and underlying land, and in the event of any transfer or transfers or conveyance the then grantor shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed provided such obligations are assumed by Landlord's successor. The covenants and obligations contained this Lease on the part of Landlord shall, subject to the aforesaid, be binding on Landlord's successors and assigns, during and in respect of their respective successive periods of ownership. Any claim which Tenant may have against Landlord for default in performance of any of the obligations herein contained to be kept and performed by Landlord shall be deemed waived as to the transferor unless suit be brought thereon within eighteen (18) months of Landlord's sale or conveyance of its interest in the Building and underlying land.

      SECTION 19.25 BROKER. Tenant represents that Tenant has dealt directly only with Pacific Real Estate Partners, Inc. (the "Tenant's Brokers"), as broker, in connection with this Lease and that insofar as Tenant knows, no other broker, on behalf of Tenant, negotiated or participated in negotiations of this Lease or submitted or showed the Premises or is entitled to any commission in connection therewith. Landlord represents that Landlord has dealt directly only with Fazekas Retail Group, as broker, in connection with this Lease, and that insofar as Landlord knows, no other broker, on behalf of Landlord, negotiated or participated in negotiations of this Lease or submitted or showed the Premises or is entitled to any commission in connection therewith. Landlord and Tenant agree that no broker, including the Tenant's Brokers and Fazekas Retail Group, shall be entitled to any commission in connection with the Renewal Term, as such term is hereinafter defined, or any expansion of the Premises. Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims of brokers, finders or any like third party claiming any right to commission or compensation by or through acts of Tenant in connection herewith other than the Tenant's Brokers. Landlord shall be responsible for payment of a commission to Fazekas Retail Group and shall cause Fazekas Retail Group to share its commission with Tenant's Brokers, all such payments to be made in accordance with written

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agreements between Landlord and Fazekas Retail Group or Tenant's Brokers, and
shall defend, indemnify and hold harmless Tenant from and against any and all claims of brokers, finders or any like third party claiming any right to commission or compensation by or through acts of Landlord in connection herewith.

      SECTION 19.26 PREPARATION OF LEASE; GOVERNING LAW. Landlord and Tenant have negotiated this Lease, have had an opportunity to be advised by legal counsel respecting the provisions contained herein and have had the right to approve each and every provision hereof; therefore, this Lease shall not be construed against either Landlord or Tenant as a result of the preparation of this Lease by or on behalf of either party. This Lease shall be governed by the laws of the State of Washington. All covenants, conditions and agreements of Tenant arising hereunder shall be performable in the county wherein the Premises are located. Any suit arising from or relating to this Lease shall be brought in the county wherein the Premises are located, and the parties hereto waive the right to be sued elsewhere.

      SECTION 19.27 JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

      SECTION 19.28 TIME IS OF THE ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease.

      SECTION 19.29 WORDS AND PHRASES. Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender. Captions or headings throughout this Lease and the table of contents are inserted only as a matter of convenience and are not to be given any effect whatsoever in construing this Lease. Whenever locative adverbs, such as "herein," "hereunder," etc., are used herein, they shall mean and refer to this Lease in its entirety and not to any specific Section, paragraph or other part of this Lease. "Business day" means days when national banks are open in Seattle, Washington.

      SECTION 19.30 PRIOR AGREEMENTS. This Lease, together with the exhibits attached hereto and the written agreements executed and/or delivered pursuant hereto and/or executed and agreed to by Landlord and Tenant in connection herewith, embody the entire agreement between the parties relating to the subject matter hereof, and supersede all prior agreements and understandings between the Landlord and Tenant, if any, relating to the subject matter hereof.

      SECTION 19.31 NO ORAL AMENDMENTS. This Lease can only be modified or amended by an agreement in writing signed by the parties hereto. Except as required by applicable law, no receipt of money by Landlord from Tenant or any other person after termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises, shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit, or imply consent for any action for which Landlord's consent is required, unless specifically agreed to in writing by Landlord. Any amounts received by Landlord may be allocated to any specific amounts due from Tenant to Landlord as Landlord determines.

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

      SECTION 19.32 TENANT DEFINED. The word "Tenant" as used in this Lease shall mean each and every person, partnership or corporation who is mentioned as Tenant herein or who executes this Lease as Tenant. If there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein.

      SECTION 19.33 AT&T WIRELESS COMMUNICATIONS EQUIPMENT. Tenant agrees that Landlord or its tenant, AT&T Wireless, may install, maintain, repair, replace, improve, alter and operate the cellular communications equipment and associated lines and facilities currently located in and on the Building (collectively, the "Antenna Equipment"). Landlord or AT&T Wireless shall have 24 hours, 7 days per week access in and on the Building and Premises to service, maintain, repair, replace and operate the Antenna Equipment, including without limitation access to the common telephone data room within the interior of the Premises that contains some of the Antenna Equipment; provided, however, that (i) AT&T Wireless shall comply with all of Tenant's rules, regulations and procedures with respect to security and safety and all of Tenant's requirements to maintain the integrity of the manufacturing process, and (ii) AT&T Wireless shall only have access to those areas absolutely necessary to get from the main entrance of the Premises to the Antenna Equipment, and shall have no access to any other portion of the Premises at any time or for any reason. In connection with the foregoing, Landlord and AT&T, as applicable, shall take all reasonable steps to minimize the interference with and disruption of Tenant's business activities in the Premises. Tenant acknowledges that Landlord has granted AT&T Wireless use of a portion of the Premises for the Antenna Equipment pursuant to that Option and Lease Agreement dated December 27, 2000, as amended, between Landlord and AT&T Wireless.

      SECTION 19.34 PERSONAL PROPERTY. Pursuant to the Termination Agreement referenced in Section 19.35, certain furniture, fixtures, equipment and personal property described in the Termination Agreement (collectively, the "Personalty") is being abandoned by the prior tenant of the Premises and shall remain in the Premises for the use of the Tenant during the Term. Tenant agrees to maintain, repair and replace all such Personalty in good working order and condition during the Term, except that Tenant may dispose of certain items of the Personalty without the prior consent of Landlord if the cost of each item when new is less than $1,000 and the aggregate cost for the Term of all such Personalty when new is less than $20,000 (but in no event shall the work stations, Cisco routers or building fixtures or "infrastructure" be subject to disposal). All Personalty is being provided to Tenant in its "As Is" condition without any representation or warranty of any kind whatsoever, including without limitation its condition, suitability or usefulness for Tenant. Tenant shall surrender the Premises and all Personalty (and any replacements thereto) to Landlord upon the expiration or termination of this Lease in good working order and condition (except that Tenant may deliver items of Personalty in the same condition as received if any items were not received in good working order and condition), ordinary wear and tear excepted.

      SECTION 19.35 EFFECTIVENESS OF LEASE. The effectiveness of this Lease is conditioned upon (i) the payment by Tenant to Landlord of the Basic Rent for January 2005 pursuant to Section 2.2, (ii) the delivery by Tenant to Landlord of the Letter of Credit described in Section 2.6, (iii) the execution and delivery by all parties of a termination agreement (the "Termination Agreement") providing for, among other terms, the termination of that Net Lease

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

Agreement dated October 31, 1995, as amended, among Landlord and AAS, Inc. covering the Premises, which Termination Agreement shall be on terms and conditions acceptable to Landlord in its sole and arbitrary discretion, (iv) the payment and performance of all obligations under the Termination Agreement that are due to be paid or performed by any party thereunder concurrently with the execution of the Termination Agreement, and (v) the execution and delivery to Landlord of a guaranty of Tenant's obligations under this Lease by Three Five Systems, Inc., a Delaware corporation, in the form attached hereto as EXHIBIT G. If all of the foregoing conditions are not satisfied on or before December 31, 2004, this Lease shall automatically terminate and neither party shall have any further obligation or liability hereunder.

                        (Signatures follow on next page).

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

      IN WITNESS WHEREOF, each of the parties hereto has caused this Lease to be duly executed as of the day and year first above written.

                             LANDLORD:

                             L & A KESSLER FAMILY PARTNERS, L.P.,
                             a California limited partnership

                             By: /s/ Randall E. Kessler
                                 -----------------------------------------------
                                 Printed Name: Randall E. Kessler
                                 Title: General Partner

                             ___________________________________________________
                             MARILYN DREYFUSS, as Trustee of the Edward S. Ageno 1992 Revocable Trust

                             /s/ Phillip Francis
                             ---------------------------------------------------
                             PHILLIP FRANCIS, as Trustee of the Edward S. Ageno 1992 Revocable Trust

                             /s/ Curtis Burr
                             ---------------------------------------------------
                             CURTIS BURR, as Trustee of the Edward S. Ageno 1992 Revocable Trust

                             KAY ENTERPRISES,
                             a California general partnership

                             By: /s/ Randall E. Kessler
                                 -----------------------------------------------
                                 Printed Name: Randall E. Kessler
                                 Title: Managing General Partner

                                   TENANT:

                                   TFS ELECTRONIC   MANUFACTURING   SYSTEMS,
                                   INC., a Delaware corporation

                                   By: /s/ David Prunier
                                       -------------------------------------
                                       Printed Name: David Prunier
                                       Title: General Manager

                                       48